UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Filed by a Party other than the Registrant ☐

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Heritage Insurance Holdings, Inc.

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials:

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Heritage Insurance Holdings, Inc.

1401 N Westshore Blvd,

Tampa, Florida 33607

April 28, 2023

To Our Stockholders:

On behalf of the Board of Directors and management of Heritage Insurance Holdings, Inc., we cordially invite you to attend the annual meeting of stockholders to be held on Wednesday, June 7, 2023 at 10:00 a.m. (ET). Our annual meeting will be held as a “hybrid meeting” which means that we will host the meeting in person at the Grand Hyatt Tampa Bay, 2900 Bayport Dr., Tampa, Florida 33607 and also enable remote participation, including voting, via the Internet. Accordingly, you will be able to attend the annual meeting virtually and vote and submit questions by visiting meetnow.global/MHGQ7DY.

The following pages contain the formal notice of the annual meeting, the proxy statement and the proxy card. Please review this material for information concerning the business to be conducted at the meeting and the nominees for election as directors. You may also find electronic copies of these documents online at http://www.edocumentview.com/HRTG.

The purpose of the meeting is to consider and vote upon proposals to (i) elect nine directors, (ii) ratify the appointment of our independent registered public accounting firm for 2023, (iii) approve the 2023 Omnibus Incentive Plan, (iv) approve, on an advisory basis, the compensation of our named executive officers, and (v) transact such other business as may properly come before the meeting.

Whether or not you plan to attend the meeting, your vote is important. We encourage you to vote in advance of the meeting by telephone, by Internet or by signing, dating and returning your proxy card by mail. You may also vote by attending the meeting in person or virtually at meetnow.global/MHGQ7DY. Full instructions for attending the meeting are contained in the proxy statement and in the enclosed proxy card.

Sincerely yours,

Richard Widdicombe

Chairman

We mailed a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement and annual report on or about April 28, 2023.

This proxy statement and our 2022 Annual Report are available online at

http://www.edocumentview.com/HRTG

NOTICE OF 2023 ANNUAL MEETING

OF STOCKHOLDERS

OF HERITAGE INSURANCE HOLDINGS, INC.

Date and Time:	Wednesday, June 7, 2023 at 10:00 a.m. (ET).

Location:	(1) In person at the Grand Hyatt Tampa Bay, 2900 Bayport Dr., Tampa, Florida 33607; and (2) Virtually via live audio webcast at meetnow.global/MHGQ7DY.

Admission:

Only stockholders of Heritage Insurance Holdings, Inc. (the “Company”) or their duly authorized proxies may attend the annual meeting.

If you plan to attend the meeting in person, you must present photo identification, such as a driver’s license when you arrive. Beneficial owners must also provide evidence of stock holdings, such as a recent brokerage account or bank statement.

If you plan to attend the meeting virtually, you may do so by visiting the link meetnow.global/MHGQ7DY. By visiting this link, you will be able to attend and participate in the annual meeting online, vote your shares electronically and submit your questions prior to and during the meeting. To participate in the annual meeting, you will need the 16-digit control number that appears on your proxy card or the instructions that accompanied your proxy materials. Beneficial owners will need to register at least three business days prior to the annual meeting in order to attend the meeting virtually. For more instructions, please refer to the section “Annual Meeting Procedures” on page 5.

Record Date:	April 17, 2023

Voting:	Each share of common stock entitles you to one vote on each matter to be voted on at the annual meeting. Cumulative voting is not permitted.

Items of Business:

(1) To elect nine members of the Board of Directors to serve until the 2024 Annual Meeting of Stockholders or until their respective successors are elected and qualified;

(2) To ratify the appointment of Plante & Moran, PLLC as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2023;

(3) To approve our 2023 Omnibus Incentive Plan;

(4) To approve, on an advisory basis, the compensation of our named executive officers; and

(5) To transact such other business as may properly come before the meeting.

EVEN IF YOU CANNOT ATTEND THE ANNUAL MEETING, PLEASE TAKE THE TIME TO PROMPTLY VOTE YOUR SHARES BY CAREFULLY FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD. IF YOU WISH TO VOTE USING A PAPER PROXY CARD, PLEASE SIGN, DATE AND RETURN THE PROXY CARD IN THE RETURN ENVELOPE PROVIDED AS PROMPTLY AS POSSIBLE. YOU CAN REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS EXERCISED.

Important Notice of Internet Availability of Proxy Materials for the Annual Meeting to be Held on June 7, 2023: The Proxy Statement for the Annual Meeting and the Annual Report on Form 10-K for the fiscal year ended December 31, 2022 are available at www.edocumentview.com/HRTG.

PROXY SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information you should consider, and you should read the entire proxy statement carefully before voting.

Items to be Voted on at the 2023 Annual Meeting of Stockholders

Proposals		Board of Directors’ Recommendation
PROPOSAL 1	Elect nine members of the Board of Directors to serve until the 2024 Annual Meeting of Stockholders or until their respective successors are elected and qualified	FOR
PROPOSAL 2	Ratify the appointment of Plante & Moran, PLLC as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2023	FOR
PROPOSAL 3	Approve our 2023 Omnibus Incentive Plan	FOR
PROPOSAL 4	Approve, on an advisory basis, the compensation of our named executive officers, which we refer to as “Say on Pay”	FOR

Director Nominees

			Committee Memberships
Name	Director Since	Independent	AC	CC	CGN
Ernie Garateix (CEO)	2020	No
Richard Widdicombe (Chairman)	2012	No
Pete Apostolou	2012	Yes			M
Irini Barlas	2014	Yes	C, F	M
Mark Berset	2019	No
Nicholas Pappas	2014	Yes		M	C
Joseph Vattamattam	2014	Yes	M, F	C
Vijay Walvekar	2012	Yes	M		M
Paul L. Whiting	2023	Yes	M, F		M

AC:	Audit Committee	CGN:	Corporate Governance and Nominating Committee
CC:	Compensation Committee	M:	Member
C:	Chair	F:	Financial Expert

Shareholder Engagement

In 2022, we continued our shareholder outreach efforts and actively engaged with our institutional investors on a variety of corporate governance matters. We welcome the opportunity to engage with our shareholders on matters important to them and take that feedback into account in our decision making process.

Corporate Governance

We are committed to high standards of ethical and business conduct and strong corporate governance practices. This commitment is highlighted by the practices described below.

What We Do	What We Don’t Do
Board composition of a majority of independent directors	No shareholder rights plan, commonly known as a “poison pill”

Board Committees comprised entirely of independent directors	Limited perquisites

Directors elected annually for one-year terms	No stock options granted below fair market value

Short and long-term incentives designed to deliver long-term growth and drive shareholder value	No special supplemental executive retirement programs or pensions

Maintain a compensation program that is heavily performance-based and uses multiple performance measures	No repricing or backdating of stock options without shareholder approval

Compensation benchmarked to peer and market data during compensation decision-making process	No acceleration of vesting of equity awards in connection with terminations, absent a change in control

No tax gross-ups on perquisites

No liberal change in control definition in equity plans or employment agreements

2022 Performance Highlights

We have been focused on executing on our strategic profitability initiatives which include generating underwriting profit through rate adequacy and selective underwriting, allocating capital to maximize stockholder return, maintaining a balanced and diversified portfolio and providing coverages and return targets suitable to the market, and our results for 2022 demonstrate the progress we have made since the prior year:

•

Premiums-in-force were $1.3 billion as of December 31, 2022, representing a 9.6% increase from the prior year despite a policy count reduction of approximately 40,000 from the fourth quarter of 2021, reflecting our continued proactive underwriting, rate actions and intentional exposure management initiatives. Significant rating actions throughout the book of business resulted in an increase in per policy of 18.1% over the prior year quarter and 5.6% over third quarter 2022.

•	Gross premiums written of $1.3 billion, up 9.5% from $1.2 billion in the prior year, driven primarily by rate actions taken in all states, despite the decline in policy count.

•	Net premiums earned of $637.1 million, up 4.3% from $611.1 million in the prior year reflecting the higher gross earned premium outpacing the increase in ceded premiums for the year.

•	Expanded in-force premium for Excess & Surplus lines (“E&S”) policies in California and Florida and expect to expand to South Carolina during second quarter of 2023.

•

Net loss ratio of 78.7%, 8.8 points higher than the prior year with the increase primarily from retained losses from Hurricanes Ian and Nicole in 2022 and an increase in attritional losses, and experienced $3.7 million of adverse prior year development compared to $3.5 million of favorable prior year development in the prior year.

•	18.1% increase in average premium per policy for all states in comparison to an increase in total insured value (“TIV”) by 3.0%, and a policy count decline of 7.2%.

•

Continued execution of our diversification strategy, which includes a reduction of Florida policies-in-force and TIV by 15.1% and 3.2%, respectively, as compared to the prior year period, while in-force premium increased 7.0% as a result of rate actions taken.

•

Successful placement of 2022-2023 catastrophe excess-of-loss reinsurance program with highly rated or collateralized reinsurers and $100 million of fully collateralized limit placed in the Insurance Linked

Securities (“ILS”) Market. The placement of the bonds in the ILS Market further expands the availability and diversification of our reinsurance capacity.

•

Repurchased 341,075 shares of common stock under the prior stock repurchase authorization at an average price of $1.78 per share for an aggregate purchase price of approximately $625,000, and approved new $10.0 million share repurchase authorization through December 31, 2023.

Proxy Statement for the Annual Meeting of Stockholders of

HERITAGE INSURANCE HOLDINGS, INC.

To Be Held on June 7, 2023

i

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	44

OTHER INFORMATION	45

Stockholder Proposals for the 2024 Annual Meeting	45

Expenses of Solicitation	45

“Householding” of Proxy Materials	45

ii

HERITAGE INSURANCE HOLDINGS, INC.

1401 N Westshore Blvd,

Tampa, Florida 33607

PROXY STATEMENT

This proxy statement and enclosed proxy card are being furnished commencing on or about April 28, 2023 in connection with the solicitation of proxies by the Board of Directors of Heritage Insurance Holdings, Inc., a Delaware corporation. In this proxy statement, we refer to Heritage Insurance Holdings, Inc. as the “Company,” “we,” “our” or “us” and the Board of Directors as the “Board.” We are sending the proxy materials because the Board is seeking your permission (or proxy) to vote your shares at the annual meeting of stockholders on your behalf. This proxy statement presents information that is intended to help you in reaching a decision on voting your shares of common stock. Only common stockholders of record at the close of business on April 17, 2023, the record date, are entitled to vote at the meeting, with each share entitled to one vote. We have no other voting securities other than our common stock.

Questions and Answers about Voting and the Annual Meeting

When and where is the annual meeting being held?

We will hold the annual meeting on June 7, 2023, at 10:00 a.m. (ET), at the Grand Hyatt Tampa Bay, 2900 Bayport Dr., Tampa, Florida 33607 and also virtually via live audio webcast at meetnow.global/MHGQ7DY. You will need the 16-digit control number that appears on your proxy card or the instructions that accompanied your proxy materials to access the meeting virtually.

What if I have trouble accessing the annual meeting virtually?

The virtual meeting platform is fully supported across most internet browsers and devices running the most up-to-date version of applicable software and plugins. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the meeting. We encourage you to access the meeting prior to the start time. A link on the meeting page will provide further assistance should you need it or you may call 1-888-724-2416.

Who can attend the annual meeting?

Only record holders or beneficial owners (who have obtained a legal proxy) of the Company’s common stock or their proxies may attend the annual meeting.

To attend the annual meeting in person, you must present photo identification, such as a driver’s license. Beneficial owners must also provide evidence of stock holdings, such as a recent brokerage account or bank statement.

To attend and participate in the annual meeting virtually, you will need the 16-digit control number that appears on your proxy card or the instructions that accompanied your proxy materials. If you would like to attend the virtual meeting and you have your control number, please go to meetnow.global/MHGQ7DY prior to the start of the meeting to log in. Online access to the webcast will open approximately 30 minutes prior to the start of the annual meeting to allow time for our stockholders to log in and test their devices’ audio system. Beneficial owners will need to register at least three business days prior to the annual meeting in order to attend the meeting virtually. For more instructions, please refer to the section “Annual Meeting Procedures” on page 5.

Do I need to register to attend the annual meeting virtually?

Registration is only required if you are a beneficial owner. For more instructions, please refer to the section “Annual Meeting Procedures” on page 5.

Can I ask questions at the annual meeting if I attend virtually?

Stockholders who virtually attend the annual meeting will have the ability to submit questions prior to and during the meeting via the annual meeting website at meetnow.global/MHGQ7DY. As part of the annual meeting, we will hold a question and answer session, during which we intend to answer questions submitted both virtually and in person during the meeting that are pertinent to the meeting matters, as time permits. Rules for the meeting will be no different than if it was solely an in-person meeting. Professional conduct is appreciated and all question and answer sessions will be conducted at the appropriate time during the meeting. Questions relevant to annual meeting matters will be answered during the meeting, subject to time constraints. To ensure that as many stockholders as possible are able to ask questions during the annual meeting, each stockholder will be permitted no more than two questions. Questions from multiple stockholders on the same topic or that are otherwise related may be grouped, summarized and answered together. Responses to questions relevant to annual meeting matters that are not answered during the meeting will be posted at www.heritagepci.com on the “Investors” page.

Who can vote at the annual meeting?

The record date for the annual meeting is April 17, 2023. You may vote all shares of the Company’s common stock that you owned as of the close of business on that date. Each share of common stock entitles you to one vote on each item to be voted on at the annual meeting. Cumulative voting is not permitted. On the record date, 25,558,751 shares of our common stock were outstanding.

Will my vote be disclosed to anyone?

Your vote is confidential and will not be disclosed to any officer, director or employee, except in certain limited circumstances, such as when you request or consent to disclosure.

How can I vote if I am the record holder of my shares?

If your shares of common stock are held in your name, you can vote your shares on items presented at the annual meeting or by proxy in the following ways:

1.	By Telephone — You can vote by telephone by calling 1-800-652-VOTE (8683) and following the instructions on the proxy card.

2.	By Internet —

•

Before the annual meeting – You may submit your proxy online via the Internet by following the instructions provided on the enclosed proxy card. Internet voting facilities will be available 24 hours a day; or

•	During the annual meeting – You may attend the meeting in-person or virtually and vote during the meeting by following the instructions provided on the enclosed proxy card.

3.

In Person — Written ballots will be available at the meeting if you attend the meeting in person and wish to vote your shares at the meeting. If you vote in advance and also attend the meeting, you do not need to vote again at the meeting unless you want to change your vote.

4.	By Mail — You can vote by mail by signing, dating and mailing the enclosed proxy card. You cannot vote by mail with a notice document.

How can I vote if my shares are held beneficially through a broker?

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and your broker, bank or nominee is considered the stockholder of record with respect to those shares. As the beneficial owner, you can vote in the following two ways:

1.	By Following Broker’s Voting Instructions — You have the right to direct your broker, bank or nominee on how to vote and can do so by following the voting instructions you receive from your broker. Beneficial owners should check the voting instruction cards used by their brokers or nominees for specific instructions on methods of voting. If you are a beneficial owner and your shares are held in street name, you must contact your broker or nominee to revoke your proxy.

If you do not submit voting instructions to your broker, your broker may still be permitted to vote your shares in certain cases. Brokers may vote your shares as described below.

•

Non-discretionary Items. All items, other than the ratification of the appointment of the Company’s independent registered public accounting firm, are “non-discretionary” items. If you do not direct your broker, your broker cannot vote your shares on non-discretionary items. We refer to these as “broker non-votes.” As such, it is critically important that you submit your voting instructions if you want your shares to count for non-discretionary items, such as the election of directors. Your shares will remain unvoted for such items if your broker does not receive instructions from you.

•

Discretionary Items. The ratification of the appointment of the Company’s independent registered public accounting firm is a “discretionary” item. Brokers that do not receive instructions from beneficial owners may vote uninstructed shares with respect to that proposal in their discretion.

2.	By Attending the Annual Meeting — You are also invited to attend the annual meeting either in person or virtually and vote your shares at the meeting.

If you want to attend and vote in person at the annual meeting, you must obtain a legal proxy from your broker and present it at the annual meeting along with proper evidence of stock holdings, such as a recent brokerage account or bank statement.

If you want to vote virtually at the annual meeting, you must obtain a legal proxy from your broker and present it by registering at least three business days prior to the meeting date.

For more instructions concerning the registration process, please see the section “Annual Meeting Procedures” on page 5.

What is the quorum required for the meeting to be held?

In order to carry on the business of the meeting, we must have a quorum. This means that stockholders representing a majority of the common stock issued and outstanding as of the record date must be present at the annual meeting, either in person, virtually or by proxy, for there to be a quorum at the annual meeting. Abstentions and broker non-votes are counted as present for purposes of establishing a quorum but broker non-votes are not considered “present” for purposes of voting on non-discretionary items.

Can I change my vote after I return my proxy card?

You can revoke your proxy at any time before your shares are voted by (1) delivering a written revocation notice prior to the annual meeting to Kirk Lusk, Chief Financial Officer, Heritage Insurance Holdings, Inc., 1401 N. Westshore Blvd., Tampa, Florida 33607; (2) submitting a later-dated proxy that we receive no later than the conclusion of voting at the annual meeting; or (3) voting in person or virtually at the annual meeting. Attending the annual meeting does not revoke your proxy unless you vote virtually at the meeting. If your shares are held in street name, you must contact your broker or nominee to change your vote or obtain a legal proxy to vote your shares if you wish to cast your vote in person or virtually at the meeting.

What is the vote required to elect directors?

Directors will be elected by a plurality of the votes present in person, virtually or by proxy and entitled to vote at the annual meeting. A “plurality” means that the individuals who receive the largest number of votes are elected as directors up to the maximum number of directors to be elected at the annual meeting. Abstentions will not have an impact on the election of directors.

What is the vote required to adopt all other proposals on the agenda?

The ratification of Plante & Moran, PLLC’s appointment as independent registered public accounting firm and the approval of our 2023 Omnibus Incentive Plan each requires the affirmative vote of a majority of the shares of common stock represented at the annual meeting and entitled to vote thereon. Abstentions will have the effect of a vote against the ratification of the appointment of Plante & Moran, PLLC and vote against the approval of our 2023 Omnibus Incentive Plan.

Proposal 4 is an advisory vote. This means that while we ask stockholders to approve the resolution regarding Say on Pay, this is not an action that requires stockholder approval. Approval of the Say on Pay proposal requires the affirmative vote of a majority of the shares of common stock represented at the annual meeting and entitled to vote thereon. Abstentions will have the effect of a vote against the approval of the Say on Pay proposal. Although the vote on the proposal is non-binding, our Board and its Compensation Committee will review the results of the vote and take them into account in making determinations concerning executive compensation.

What are the consequences if I choose not to vote on a specific proposal?

You may “withhold” your vote with respect to any nominee in the election of directors and may “abstain” from voting on the other proposals. Shares “abstaining” from voting on any proposal will be counted as present at the annual meeting for purposes of establishing the presence of a quorum. “Withhold” votes with respect to any nominee for director will have no effect on the election of directors. Abstentions will have the effect of a vote against the ratification of the appointment of Plante & Moran, PLLC as independent registered public accounting firm for fiscal year 2023, against the approval of the 2023 Omnibus Incentive Plan and against Say on Pay. Broker non-votes will have no effect on the election of directors, approval of the 2023 Omnibus Incentive Plan or Say on Pay. There will be no broker non-votes with respect to the ratification of Plante & Moran, PLLC’s appointment as independent registered public accounting firm, as it is a discretionary item.

What happens if additional matters are presented at the annual meeting?

Other than the four proposals described in this proxy statement, we are not aware of any other properly submitted business to be acted upon at the annual meeting. If you grant a proxy, the persons named as proxy holders, Richard Widdicombe and Ernie Garateix, will have the discretion to vote your shares on any additional matters properly presented for a vote at the annual meeting, including matters of which the Company did not receive timely notice. If any of our nominees for director are unavailable or are unable to serve or for good cause will not serve, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.

Annual Meeting Procedures

In Person Admission to the Annual Meeting

Only record or beneficial owners of the Company’s common stock or their proxies may attend the annual meeting in person. When you arrive at the annual meeting, you must present photo identification, such as a driver’s license. Beneficial owners must also provide evidence of stock holdings, such as a recent brokerage account or bank statement.

Virtual Admission to the Annual Meeting

Only stockholders of the Company or their duly authorized proxies may virtually attend the annual meeting. Stockholders may virtually attend the annual meeting at meetnow.global/MHGQ7DY.

The meeting will be conducted via live audio webcast. To participate virtually at the annual meeting, stockholders of record will need the 16-digit control number that appears on your proxy card or the instructions that accompanied the proxy materials. If you would like to attend the meeting virtually and you have your control number, please go to meetnow.global/MHGQ7DY prior to the start of the meeting to log in. Online access to the webcast will open approximately 30 minutes prior to the start of the annual meeting to allow time for our stockholders to log in and test their devices’ audio system.

Virtual Admission - Beneficial Owners

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and your broker, bank or nominee is considered the stockholder of record with respect to those shares.

Beneficial owners must register for the annual meeting if they want to attend, ask questions, and/or vote at the annual meeting virtually. They may register to virtually attend the annual meeting in the following two ways:

•

Advance Registration. Beneficial owners may register in advance of the annual meeting by submitting proof to Computershare, our transfer agent, of their legal proxy power as received from their broker or bank. This submission should include the beneficial owner’s name, email address, and the number of Company shares held as of the record date. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on June 2, 2023. Computershare will provide the beneficial owner confirmation of registration by email after it receives the registration materials.

Requests for advance registration should be directed to Computershare through either of the following methods:

By email:	Beneficial owner may forward the email from its broker granting it legal proxy, or may attach an image of its legal proxy, to legalproxy@computershare.com; or

By mail:	Beneficial owner may mail its legal proxy granted by its broker to:

Computershare
Attn: Heritage Insurance Holdings, Inc. – Legal Proxy
P.O. Box 43001
Providence, RI 02940-3001

•	Registration at Annual Meeting. Beneficial owners may register virtually at the annual meeting by visiting meetnow.global/MHGQ7DY with the control number received with their voting instruction form.

Appraisal Rights

Stockholders do not have appraisal rights under Delaware law in connection with the matters to be voted on at the annual meeting.

Stockholder List

The stockholder list will be available for examination during normal business hours for ten days prior to the annual meeting for any purpose germane to the meeting at our corporate headquarters at 1401 N Westshore Blvd, Tampa, Florida 33607.

PROPOSALS TO BE VOTED ON

Proposal 1: Election of Directors

The size of the Board is currently set at nine members. At the annual meeting, the stockholders will elect nine directors to serve until the 2024 annual meeting of stockholders or until their respective successors are elected and qualified. Any vacancy occurring after the election may be filled by a majority vote of the remaining directors. In accordance with the Company’s Bylaws, a director appointed to fill a vacancy will be appointed to serve until the next annual meeting of stockholders.

Assuming a quorum is present, the nine nominees receiving the highest number of affirmative votes of shares entitled to be voted for them will be elected as directors of the Company. Stockholders are not entitled to cumulate votes in the election of directors. All nominees have consented to serve as directors, if elected. If any nominee is unable or declines to serve as a director at the time of the annual meeting, the proxy holders may vote for any nominee designated by the present Board to fill the vacancy. As of the date of this proxy statement, the Board has no reason to believe that any of the director nominees named herein will be unable or unwilling to serve as a director if elected.

The Company believes that its Board, as a whole, should encompass a range of talent, skill, diversity, experience and expertise enabling it to provide sound guidance with respect to the Company’s operations and interests. In addition to considering a candidate’s background, experience and accomplishments, candidates are reviewed in the context of the current composition of the Board and the evolving needs of our business. Although the Company does not have a formal policy with regard to the consideration of diversity in identifying candidates, the Corporate Governance and Nominating Committee strives to nominate candidates with a variety of complementary skills so that, as a group, the Board will possess the appropriate level of talent, skills and expertise to oversee the Company’s business. The Company regularly assesses the size of the Board, whether any vacancies are expected due to retirement or otherwise, and the need for particular expertise on the Board. The Company’s policy is to have at least a majority of our directors qualify as “independent directors” as defined in the rules of the NYSE. Currently, six of our nine directors are independent. See page 25 for a further discussion of director independence.

The Corporate Governance and Nominating Committee seeks candidates with strong reputations and experience in areas relevant to the strategy and operations of the Company, particularly in industries and growth segments that the Company serves, as well as key geographic markets where it operates. Each of the director nominees holds or has held senior positions in complex organizations and has operating experience that meets this objective, as described below. In these positions, they have also gained experience in core management skills, such as strategic and financial planning, financial reporting, corporate governance, risk management and leadership development.

The Corporate Governance and Nominating Committee also believes that the nominees, each of whom is a current director, has the experience, expertise, integrity, sound judgment and ability to engage management in a collaborative fashion to collectively comprise an effective Board. In addition, the Corporate Governance and Nominating Committee believes that each of the nominees is committed to devoting significant time and energy to service on the Board and its committees.

DIRECTOR NOMINEES

The following provides certain information with respect to our director nominees as of April 17, 2023.

Name	Age	Position
Ernie Garateix	51	Director and CEO
Richard Widdicombe	64	Chairman of the Board
Pete Apostolou(1)	48	Director
Irini Barlas(2)(3)	51	Director
Mark Berset	76	Director
Nicholas Pappas(1)(3)	48	Director
Joseph Vattamattam(2)(3)	46	Director
Vijay Walvekar(1)(2)	76	Director
Paul L. Whiting(1)(2)	79	Director

(1)	Current member of our Corporate Governance and Nominating Committee.
(2)	Current member of our Audit Committee.
(3)	Current member of our Compensation Committee.

Ernie Garateix. Mr. Garateix has served as our Chief Executive Officer and as a member of our Board since December 2020. Prior to that, he served as our Chief Operating Officer since December 2014. Prior to that, from August 2012 to December 2014, Mr. Garateix served as our Executive Vice President. Prior to joining us, Mr. Garateix served as Vice President for American Integrity Insurance Group beginning in October 2007. Mr. Garateix brings to the Board an in-depth knowledge of the insurance industry gained from his service in senior positions at the Company and his years of leadership experience at insurance carriers.

Richard Widdicombe. Mr. Widdicombe is our Chairman and has served on our Board since we began operations in August 2012, and as our President from August 2012 until December 2020. He was previously our Chief Executive Officer from August 2012 to May 2014. Prior to joining the Company, Mr. Widdicombe served as Risk Manager of Homeowners Choice Property & Casualty Insurance Company (NYSE: HCI) from November 2009 to September 2011. Prior to that, Mr. Widdicombe served as President of People’s Trust Insurance Company from July 2007 to February 2009. Mr. Widdicombe brings to the Board an in-depth knowledge of the insurance industry gained from his years of leadership experience at multiple insurance carriers.

Pete Apostolou. Mr. Apostolou has served on our Board since we began operations in August 2012. Mr. Apostolou is the owner of Central Title Services, which he founded in 2015. He is also a real estate broker and owner of Alexa Realty of St. Petersburg, which he founded in 2004. Mr. Apostolou also serves as a manager and owner of several other commercial real estate companies in the greater Tampa Bay area. Mr. Apostolou brings to the Board an in-depth knowledge of the Florida commercial and residential real estate market.

Irini Barlas. Ms. Barlas has served on our Board since August 2014 and brings over 20 years of operational and management experience in the financial services sector. Ms. Barlas is the Chief Financial Officer of Megastar Advisors, LLC, an insurance marketing and training organization and has served in such role since January 2014. From February 2010 through May of 2022, Ms. Barlas also served as the Chief Financial Officer of Barlas Tax & Financial Group, LLC, a provider of tax, insurance and investment services. Previously, from January 2009 through January 2010, Ms. Barlas was an auditor at Grant Thornton LLP. Ms. Barlas has also held various other management positions in both accounting and operations over the years. Ms. Barlas is a member of the American Institute of Certified Public Accountants and the Florida Institute of Certified Public Accountants. Ms. Barlas has a strong operational background and brings to the Board extensive experience in financial statement preparation and financial reporting and analysis.

Mark Berset. Mr. Berset has over 45 years of experience in the property and casualty insurance industry. Mr. Berset has served as chief executive officer of Comegys Insurance Agency since 1975, as chief executive officer of Alpha Insurance Management since 1993, and as chief executive officer of Strategic Agency Network of Florida, an alliance of insurance agents, since 1997. Mr. Berset also co-founded Purpose Employer Solutions, a national payroll company, in 2010 and has served as a director since then. Mr. Berset has also co-founded various Florida-based property and casualty insurance companies and served as a board member of United Property & Casualty Insurance Co. until 2007. Mr. Berset serves on the boards of directors of two private companies and previously served on the board of directors of Innovaro, Inc., formerly a software-based consulting company, from 2009 to 2015. Mr. Berset brings to the Board an in-depth knowledge of the insurance industry gained from his years of executive management and leadership experience running insurance agencies and co-founding insurance companies and businesses in related industries.

Nicholas Pappas. Mr. Pappas has served on our Board since April 2014. Mr. Pappas is the President and owner of Meat Up Restaurant Group, consisting of three restaurants in the Tampa Bay area. Mr. Pappas also owns or serves on the executive team of several commercial real estate holding companies with properties in Tampa and other parts of Florida. Mr. Pappas brings to the Board an entrepreneurial and executive management background, as well as a strong knowledge of the Florida commercial real estate market.

Joseph Vattamattam. Mr. Vattamattam has served on our Board since April 2014. Mr. Vattamattam is the President and Co-Founder of Healthmap Solutions, a provider of technology and consulting services to healthcare organizations, a position he has held since October 2020. He served as the CEO of Healthmap Solutions from July 2013 to October 2020. Prior to that, Mr. Vattamattam served as Vice President of Medical Economics at CareCentrix, Inc., a provider of home health solutions, from August 2010 to July 2013 and as Area Vice President, Operations from January 2010 to August 2010. Prior to that, Mr. Vattamattam held several positions at WellCare Health Plans, a provider of managed care services, from June 2007 to December 2009, most recently as Director, Health Services. Mr. Vattamattam previously held positions at Wachovia Securities and PricewaterhouseCoopers LLP. Mr. Vattamattam also serves as a Director on the Advent Health Carrollwood Foundation board, a position he has held since January 2020. Mr. Vattamattam brings to the Board executive management and leadership skills, as well as an in-depth knowledge of capital markets and financial analysis.

Paul L. Whiting. Mr. Whiting has served on our Board since March 2023. Mr. Whiting previously served as a member of the board of directors of Sykes Enterprises, Inc. from December 2003 to May 2019 and Teco Energy, Inc from February 2004 until July 2016. Since 1997, Mr. Whiting has been President of Seabreeze Holdings, Inc., a privately held investment company. Previously, Mr. Whiting held various positions within Spalding & Evenflo Companies, Inc., including Chairman, Chief Executive Officer and Chief Financial Officer. Presently, Mr. Whiting sits on the boards of The Bank of Tampa and The Tampa Bay Banking Co. Mr. Whiting also serves on the boards of various civic organizations, including, among others, Academy Prep Foundation and Academy Prep Centers in the Florida cities of Lakeland, St. Petersburg and Tampa, which are full-scholarship, private college preparatory middle schools for low-income children. Mr. Whiting brings to the Board senior executive management, leadership skills and board oversight experience, including experience with regulated businesses.

Vijay Walvekar. Mr. Walvekar has served on our Board since we began operations in August 2012. Mr. Walvekar currently serves as Vice President of Central Home Health Care, Inc., a position he has held since January 1985. Mr. Walvekar also serves as President or Managing Member of several real property holding companies owning real estate in Florida and Michigan. Mr. Walvekar also serves as Managing Director of Control-Touch Electronics (Poona) Pvt. Ltd. in Pune, India since 1986. Mr. Walvekar was a Commercial Pilot in India and also held USA, FAA Commercial Pilot’s licenses. Mr. Walvekar is a director of Clearing House Division of Atlas Fintech Holdings Corporation which has operations in the U.S. and Panama. Mr. Walvekar brings to the Board important knowledge and experience in strategic planning, real estate, and leadership.

Required Vote

Directors are elected by a plurality of the votes of the shares present in person or by proxy and entitled to vote on the election of directors at the annual meeting. The individuals who receive the largest number of votes will be elected as directors up to the maximum number of directors to be elected at the annual meeting.

THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL NOMINEES NAMED ABOVE.

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm. To execute this responsibility, the Audit Committee engages in a comprehensive evaluation of the independent registered public accounting firm’s qualifications, performance and independence and whether the independent registered public accounting firm should be rotated, and considers the advisability and potential impact of selecting a different independent registered public accounting firm.

Plante & Moran, PLLC (“Plante & Moran”) has served as our independent registered public accounting firm since June 2018 and has been appointed by the Audit Committee to continue as our independent registered public accounting firm for the fiscal year ending December 31, 2023. Although ratification is not required by our Bylaws or otherwise, we are submitting the selection of Plante & Moran to our stockholders for ratification because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. In the event that ratification of this selection is not approved by the affirmative vote of the holders of a majority of the shares of common stock of the Company represented at the annual meeting in person or by proxy and entitled to vote on the item, the Audit Committee and the Board will review the Audit Committee’s future selection of an independent registered public accounting firm but is not bound by the stockholders’ vote. Even if the selection is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time if it determines that a change would be in the best interests of the Company and our stockholders.

Representatives of Plante & Moran will be available at the annual meeting. The representatives will have an opportunity to make a statement and will be available to respond to appropriate questions.

Required Vote

The affirmative vote of the holders of a majority of the Company’s common stock present at the annual meeting virtually or by proxy and entitled to vote on this proposal is required to approve the ratification of the appointment of Plante & Moran as the Company’s independent registered public accounting firm for the current fiscal year.

THE BOARD RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF PLANTE & MORAN, PLLC AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023.

Proposal 3: Approval of 2023 Omnibus Incentive Plan

General Information

On April 27, 2023, on recommendation of the Compensation Committee, the Board of Directors unanimously approved, and recommended our stockholders approve, the adoption of the Heritage Insurance Holdings, Inc. 2023 Omnibus Incentive Plan (as amended from time to time, the “2023 Plan”). The 2023 Plan is intended to replace the Heritage Insurance Holdings, Inc. Omnibus Incentive Plan (as amended, the “Prior Plan”). No new awards will be granted under the Prior Plan upon approval of the 2023 Plan by our stockholders. The Board of Directors adopted the 2023 Plan as a flexible omnibus equity incentive compensation plan that would enable us to (1) attract and retain outstanding individuals to serve as officers, employees, directors and service providers and (2) to increase stockholder value.

The summary that follows represents the terms of the 2023 Plan in the event it is approved by our stockholders. The following information regarding the 2023 Plan is being provided to you in connection with the solicitation of proxies for the approval of the adoption of the 2023 Plan. The following description of the 2023 Plan is a summary only and is qualified in its entirety by reference to the 2023 Plan. The text of the 2023 Plan is attached as Annex A to this proxy statement. You are urged to read the 2023 Plan. Capitalized terms used herein which are not otherwise defined shall have the meaning assigned to such terms in the 2023 Plan, unless clearly stated otherwise.

Highlights of the Plan

The 2023 Plan is intended to replace the Prior Plan. As such, no new awards will be granted under the Prior Plan upon approval of the 2023 Plan by our stockholders, at which time the 2023 Plan will become effective. However, outstanding awards under the Prior Plan will continue to be governed by the terms of the Prior Plan until exercised, settled, expired or otherwise terminated or canceled. If the 2023 Plan is approved, the number of shares of our common stock that will be available for issuance under the 2023 Plan pursuant to any form of equity awards permitted under the 2023 Plan will be equal to (a) 2,125,000 shares of common stock, less (b) one share for every share granted under the Prior Plan after March 3, 2023 and prior to the 2023 Plan’s effective date, plus (c) any shares of common stock with respect to awards that were granted under the Prior Plan or the 2023 Plan that are forfeited or canceled (e.g., due to the recipient’s failure to satisfy applicable service or performance conditions) after the 2023 Plan is approved by our stockholders. However, shares of common stock with respect to awards under the 2023 Plan or the Prior Plan that are withheld or tendered or not issued to the participant to satisfy tax withholding obligations or to pay the exercise price of an award under the 2023 Plan or any award under the Prior Plan would not become available for issuance pursuant to the 2023 Plan.

Share Reservation

In its determination to recommend that the Board approve the 2023 Plan, the Committee reviewed a summary of the 2023 Plan terms and the share usage, overhang and dilution metrics set forth below, as well as market practices and trends and the estimated cost of the 2023 Plan. The following table summarizes the number of shares of common stock that were authorized for issuance related to outstanding awards under the Prior Plan and available for future awards under the Prior Plan as of March 3, 2023.

Shares Subject to Outstanding Options	Shares Subject to Outstanding Full-Value Awards	Shares Remaining Available for Future Grants under the Prior Plan*	Total
0	622,011	386,603	1,008,614

*	Shares remaining under Prior Plan will no longer be available for award upon approval of the 2023 Plan.

We had 25,558,751 shares outstanding as of March 3, 2023. The aggregate total of 1,008,614 shares available under the Prior Plan represents a fully-diluted overhang of approximately 3.9% of our common stock outstanding as of March 3, 2023. If the 2023 Plan is approved, the 2,125,000 newly authorized shares requested would increase the overhang to approximately 8.3%. Overhang is calculated as the total of (a) shares underlying outstanding awards (which represent unvested shares of time-based and performance-based restricted stock) plus shares available for issuance under future equity awards, divided by (b) the total number of shares outstanding, shares underlying outstanding awards (which already includes the outstanding unvested shares of time-based and performance-based restricted stock) and shares available for issuance under future equity awards. Our Board believes that the proposed share reserve represents a reasonable amount of potential equity dilution to accommodate our long-term strategic and growth priorities.

Share Usage

Our average three-year run rate for 2020, 2021 and 2022 is 0.4%. The run rate for each fiscal year is calculated as the number of shares granted under the Prior Plan, including time-based restricted stock and earned performance-based restricted stock, divided by the weighted average common shares outstanding.

Year	Appreciation awards granted (non-performance- based)	Appreciation awards vested (performance- based)	Full-value awards granted (non-performance- based)	Full-value awards vested (performance- based)	Weighted Average Common Shares Outstanding	Run Rate
2022	0	0	240,107	0	26,343,826	0.9%
2021	0	0	80,104	0	27,804,355	0.3%
2020	0	0	15,000	0	27,988,966	0.05%

Important Governance Features and Practices

The 2023 Plan and our equity grant practices are designed to reflect sound corporate governance practices and protect stockholder interests:

FEATURE/PRACTICE	DESCRIPTION
No Liberal Share Recycling	Neither shares of common stock withheld or tendered to satisfy applicable tax withholding obligations or in payment of the exercise price of an award either under the 2023 Plan or the Prior Plan nor any shares of common stock repurchased by the Company on the open market with the proceeds of an award under the 2023 Plan or Prior Plan paid to the Company by or on behalf of the participant would be available again for purposes of determining the maximum number of shares of common stock available under the 2023 Plan.

No Evergreen Provision	The 2023 Plan does not contain an “evergreen” feature that automatically replenishes the shares available for future grants under the 2023 Plan.

No Automatic Grants	The 2023 Plan does not provide for automatic grants to any participant.

No Tax Gross-Ups	The 2023 Plan does not provide for any tax gross-ups.

No Discounted Options or SARs	Options and SARs may not be granted with exercise prices lower than the market value of the underlying shares on the grant date.

Explicit “No Repricing” Provisions	Subject to certain adjustment provisions, the 2023 Plan expressly provides that the terms of Options or SARs may not be amended, without stockholder approval, to (1) reduce the exercise price of outstanding Options or SARs, (2) cancel outstanding Options or SARs

FEATURE/PRACTICE	DESCRIPTION
in exchange for Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs, or (3) cancel outstanding Options or SARs with an exercise price above the then-current share price in exchange for cash or other securities.

Individual Limits on Awards	The 2023 Plan limits the number of shares of common stock underlying awards that may be granted to a participant in a calendar year.

No Acceleration of Vesting of Equity Awards for Terminations, Absent a Change of Control	If a participant who receives replacement awards from, or whose awards are assumed by, the successor entity in a Change of Control (as defined below) is terminated without cause (or the participant terminates employment for “good reason” under an agreement with us that contemplates such termination) within twelve months following a Change of Control, then the participant’s awards will be vested in full, or on a prorated basis if the award is subject to the attainment of performance goals (based on the maximum value payable to the participant under such award) and shall be cancelled in exchange for shares of the successor entity’s common stock or other securities or a cash payment to the participant.

No liberal Change of Control definition	The definition of Change of Control would require consummation, not only stockholder approval, of a merger or similar corporate transaction.

No Dividends on Unvested Awards, Stock Options or SARs	The 2023 Plan prohibits the payment of dividends or dividend equivalents on Options and SARs. Where permitted for other awards, dividends or dividend equivalent rights, if any, will be subject to the same vesting requirements and risk of forfeiture as the underlying award and will only be paid if and at the time those vesting requirements are satisfied.

Independent Administration	The 2023 Plan is administered by the Compensation Committee, which is composed entirely of directors who are “independent” within the meaning of the NYSE independence requirements and “non-employee directors” as defined in Rule 16b-3 under the Exchange Act.

Summary of the 2023 Plan

Administration

The administrator of the 2023 Plan will be the Compensation Committee of the Board or such other committee designated by the Board of Directors to administer the 2023 Plan (the “Committee”). Our Chief Executive Officer may act as the administrator with respect to awards granted to employees other “officers” of the Company (within the meaning of Rule 16a-1 under the Exchange Act). Subject to any limitations then contained in the 2023 Plan, the administrator will have the authority to designate those eligible individuals who will become participants and determine the type of awards to be granted to each participant and the number, terms and conditions of such awards, as well as establish, adopt or revise any rules and regulations as it may deem advisable to administer the 2023 Plan.

Subject to the terms of the 2023 Plan, the Committee is authorized to (1) select eligible recipients, (2) determine the terms and conditions of the awards, (3) interpret the 2023 Plan and awards, (4) grant replacement awards in specified circumstances, (5) establish, amend and rescind rules and regulations for its administration, and (6) modify and cancel awards. Any interpretation of the 2023 Plan by the Committee, and any decision made by the Committee under the 2023 Plan, is binding and conclusive on all persons. In no event would the Committee have the power to reprice options or SARs with an exercise price that is less than the original exercise price unless such action is approved by our stockholders, except to the extent such adjustments are necessary in connection with certain transactions to maintain the relative proportionate interest the options and SARs represented immediately prior to such transactions and to preserve, without exceeding, the value of such options or SARs.

Eligibility

Any employee, officer or member of the Board of the Company or any of its affiliates, any other service providers, and any individual that has agreed to become an officer or employee, or any non-employee director is eligible for selection by the Committee to receive awards under and participate in the 2023 Plan. There are currently approximately 592 employees and 8 non-employee directors who will be eligible to participate in the 2023 Plan.

Shares Available for Awards

Subject to adjustment as provided in the 2023 Plan, the aggregate number of shares of our common stock that will be available for issuance under the 2023 Plan pursuant to any form of equity awards permitted under the 2023 Plan will be equal to (a) 2,125,000 shares of common stock, less (b) one share for every share granted under the Prior Plan after March 3, 2023 and prior to the 2023 Plan’s effective date, plus (c) any shares of common stock with respect to awards that were granted under the Prior Plan or the 2023 Plan that are forfeited or canceled (e.g., due to the recipient’s failure to satisfy applicable service or performance conditions) after the 2023 Plan is approved by our stockholders. Only an amount equal to 2,125,000 shares may be issued upon the exercise of incentive stock options.

If (i) an award under the 2023 Plan or the Prior Plan lapses, expires, terminates or is cancelled without the issuance of shares under such award, (ii) it is determined during or at the conclusion of the term of an award under the 2023 Plan or the Prior Plan that all or some portion of the shares with respect to which the award was granted will not be issuable, (iii) shares subject to an award under the 2023 Plan or the Prior Plan are forfeited or (iv) shares subject to an award under the 2023 Plan or the Prior Plan are reacquired by us pursuant to rights reserved upon the issuance of such shares, then such shares shall be recredited to the 2023 Plan’s reserve and may again be used for new awards. Any such shares recredited under clause (iv) may not, however, be issued pursuant to incentive stock options. However, shares of common stock with respect to awards under the 2023 Plan or the Prior Plan that are withheld or tendered or not issued to the participant to satisfy tax withholding obligations or to pay the exercise price of an award under the 2023 Plan or any award under the Prior Plan would not become available for issuance pursuant to the 2023 Plan.

To the extent the Company is subject to Code Section 162(m) and subject to certain adjustments, the 2023 Plan imposes maximum aggregate limits applicable to awards made to any participant during any fiscal year.

Types of Awards

The Committee may grant the following types of awards to any eligible individual it selects:

•

Stock Options. A stock option permits the award holder to purchase shares of our common stock in the future at a fixed price. Two types of stock options may be granted: incentive (or qualified) stock options, which may only be granted to our employees (or those of any of our subsidiaries), and nonqualified stock options. A stock option must have an exercise price at least equal to the fair market value of a share of our common stock as determined on the date of grant. The date of grant may not be a date prior to the date the Committee takes action to approve the option. For purposes of the 2023 Plan, fair market value means the closing price of a share of our common stock as reported on the

NYSE on the relevant date, or if no sales occur on such date, on the last preceding date on which a sale occurred on such market. A stock option must expire no later than the tenth anniversary of its grant date.

•

Stock Appreciation Rights (“SARs”). A SAR gives the award holder the right to receive the difference between the fair market value per share of our common stock on the date of exercise over the grant price. Similar to stock options, a SARs grant must be price at least equal to the fair market value of a share of our common stock as determined on the date of grant, and the date of grant may not be a date prior to the date the Committee takes action to approve the SAR. A SAR must expire no later than the tenth anniversary of its grant date.

•

Restricted Stock. A holder of a restricted stock award immediately receives shares of our common stock, which shares are subject to restrictions on transferability and subject to forfeiture based on certain conditional events.

•

Restricted Stock Units or Deferred Stock Rights. These units/rights provide the award holder the right to receive shares of our common stock (or an equivalent value in cash or other property, as specified in the award agreement) in the future, based upon the attainment of stated vesting or performance criteria.

•	Performance Awards (Performance Shares or Performance Units). These awards entitle the holder to a payment in stock or cash upon the attainment of one or more specified performance goals.

•	Annual or Long-Term Incentive Awards. These awards entitle the holder to a payment in cash based on the attainment of one or more specified performance goals.

•

Dividend Equivalents. These awards entitle the award holder to payments (or an equivalent value payable in stock or other property) equal to any dividends paid on the shares of stock underlying such award.

•	Other Stock-Based Awards. The Committee may grant other types of stock-based awards that are payable in stock or cash.

Performance Goals

The Committee is authorized to designate any award granted under the 2023 Plan as a performance award that is contingent on the achievement of performance goals during a performance period as determined by the Committee upon the grant of the performance award. Performance awards may be settled by delivery of cash, shares or any combination thereof, as determined by the Committee.

The Committee may establish the performance measures for awards under the 2023 Plan which may be based on the achievement of one or more of the following criteria for the Company, on a consolidated basis (other than items (1) through (4)), or for any affiliate, or for divisions or business units of the Company or any affiliate: (1) our basic earnings per common share on a consolidated basis; (2) our diluted earnings per common share on a consolidated basis; (3) total stockholder return; (4) fair market value of shares; (5) net sales (6) cost of sales; (7) gross profit; (8) selling, general and administrative expenses; (9) operating income; (10) earnings before interest and the provision for income taxes (EBIT); (11) earnings before interest, the provision for income taxes, depreciation, and amortization (EBITDA); (12) adjusted EBITDA; (13) net operating ratio; (14) gross premiums written; (15) net income; (16) accounts receivable; (17) inventories; (18) trade working capital; (19) return on equity; (20) return on assets; (21) return on invested capital; (22) return on sales; (23) non-catastrophic claims incurred; (24) reinsurance costs; (25) gross premiums earned; (26) economic value added, or other measure of profitability that considers the cost of capital employed; (27) free cash flow; (28) net cash provided by operating activities; (29) net increase (decrease) in cash and cash equivalents; (30) customer satisfaction; (31) market share; and (32) quality.

In addition, the Committee may designate other categories, including categories involving individual performance and subjective targets, not listed above.

Where applicable, the performance goals may be expressed, without limitation, in terms of attaining a specified level of the particular criterion or the attainment of an increase or decrease (expressed as absolute numbers, averages and/or percentages) in the particular criterion or achievement in relation to a peer group or other index. The performance goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be paid (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur).

The Committee may adjust the impact of one or more events or occurrences as the Committee determines appropriate, including, without limitation: (i) any gains or losses from the sale of assets outside the ordinary course of business; (ii) any gains or losses from discontinued operations; (iii) any extraordinary gains or losses; (iv) the effects of accounting changes; (v) any unusual, nonrecurring, transition, one-time or similar items or charges; (vi) the diluted impact of goodwill on acquisitions; (vii) and any other items specified by the Committee.

Termination of Employment

Generally, a participant’s employment, retention, change of control, severance or similar agreement with us will control if such agreement discusses the treatment of awards upon a termination of employment. If not otherwise specified in a participant’s award agreement, the following provisions will apply.

If a participant is terminated for cause or due to inimical conduct, all vested and unvested awards are automatically cancelled and forfeited.

All unvested and/or unexercisable stock options, SARs, restricted stock, restricted stock units and deferred stock rights (in each case, other than performance awards) will automatically be cancelled and forfeited upon termination of employment for any reason. If the participant terminates employment due to retirement, death or disability, all vested stock options and SARs will remain exercisable until the earlier of the end of the term of such award or the date that is one year following the date of such termination. The post-termination exercise period for vested stock options and SARs described in the preceding sentence is reduced to 30 days if the participant terminates employment for any reason other than due to retirement, death, disability or for cause or inimical conduct.

Subject to the exceptions described below, all awards other than stock options, SARs, restricted stock, restricted stock units and deferred stock rights will be automatically cancelled and forfeited upon any termination of employment. Upon a termination of employment due to retirement, (i) all performance awards outstanding will be paid in shares of our common stock or cash, as applicable, following the end of the performance period and based on the achievement of the performance goals as though the termination had not occurred, and (ii) all incentive awards shall be cancelled in exchange for a cash payment following the end of the performance period based on the achievement of the performance goals but prorated based on the number of days in the performance period that had passed prior to such termination of employment. Upon a termination of employment due to death or disability, (i) all performance awards outstanding will be paid in shares of our common stock or cash, as applicable, following the end of the performance period and based on the achievement of the performance goals as though the termination had not occurred, but prorated based on the number of days in the performance period that had passed prior to such termination of employment, and (ii) all incentive awards shall be cancelled in exchange for a cash payment following the end of the performance period based on the achievement of the performance goals but prorated based on the number of days in the performance period that had passed prior to such termination of employment.

Limitations on Transfer

No award (other than unrestricted shares) will be assignable or transferable by a participant other than by will or the laws of descent and distribution, unless and to the extent the Committee allows a participant to designate, in writing, a beneficiary to exercise the award after the participant’s death or to transfer an award.

Treatment of Awards upon a Change of Control

Generally, a participant’s employment, retention, change of control, severance or similar agreement with us, if applicable, will control if such agreement discusses the treatment of awards upon a Change of Control. If not otherwise specified in a participant’s award agreement or by the Committee prior to the Change of Control, the following provisions will apply.

Upon a Change of Control, the successor entity in the transaction may assume all of our outstanding awards or replace such awards with similar awards. However, to the extent awards are not assumed or replaced, then all outstanding stock-based awards will vest immediately prior to the date of the Change of Control and (unless otherwise determined by the Committee) (i) all stock options and SARs will be cancelled and paid out in cash and (ii) all earned but unpaid performance and incentive awards would be cancelled in exchange for a cash payment based on the maximum value payable to the participant under such award, but prorated based on the number of days in the performance period that had passed prior to such Change of Control.

If a participant who receives a replacement award by the successor entity in the transaction is terminated without cause (or the participant terminates employment for “good reason” under an agreement with us that contemplates such termination) within twelve months following a Change of Control, then the participant’s awards will be vested in full, or on a prorated basis if the award is subject to the attainment of performance goals (based on the maximum value payable to the participant under such award) and shall be cancelled in exchange for shares of the successor entity’s common stock or other securities or a cash payment to the participant.

The term “Change of Control” is defined in the 2023 Plan to mean the first to occur of any one of the following events:

(i)    The acquisition by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (A) the then-outstanding Shares (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change of Control: (1) any acquisition directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate of the Company (as defined below) or (4) any acquisition by any corporation pursuant to a transaction that complies with Sections 2(h)(iii)(A) — 2(h)(iii)(C) of the 2023 Plan;

(ii)    Any time at which individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(iii)    Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the

Company or any of its subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company, or an Affiliate of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(iv)    Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, for purposes of an Award that provides for the payment of deferred compensation that is subject to Code Section 409A, the definition of Change of Control herein shall be deemed amended to conform to the requirements of Code Section 409A to the extent necessary for the Award to comply with Code Section 409A.

For purposes of determining whether a participant’s employment with the Company and its affiliates is terminated without “Cause” under the 2023 Plan, the term “Cause” shall mean conduct involving one or more of the following: (i) the substantial and continuing failure of the Participant, after notice thereof, to render services to the Company in accordance with the terms or requirements of his or her employment; (ii) disloyalty, gross negligence, willful misconduct, dishonesty, fraud or breach of fiduciary duty to the Company; (iii) deliberate disregard of the rules or policies of the Company, or breach of an employment or other agreement with the Company, which results in directs in direct or indirect loss, damage or injury to the Company; (iv) the unauthorized disclosure of any trade secret or confidential information of the Company; (v) the Participant’s conviction for a felony, as evidenced by a binding and final judgment, order or decree of a court of competent jurisdiction; or (vi) the commission of an act which constitutes unfair competition with the Company or which induces any customer or supplier to breach a contract with the Company; or (vii) any conduct constituting “cause” as such term may be defined in the Participant’s employment or service agreement with the Company.

The good faith determination by the Committee of whether the participant’s employment or service was terminated for Cause is final and binding for all purposes.

Adjustments

In the event we enter into a transaction that causes the per-share value of the common stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering or large nonrecurring cash dividend), the Committee will make such adjustments to the number and type of shares subject to the 2023 Plan and outstanding awards, the grant, purchase or exercise price with respect to any award or the performance goals of an award as the Committee may deem equitable to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 2023 Plan.

In no event, however, may we, the Committee or any other person amend an option or SAR to reduce the exercise or grant price, cancel an option or SAR in exchange for a similar award with a lower exercise or grant price, or cancel an out-of-the-money option or SAR for a cash payment or other consideration, except to the extent such adjustments are necessary in connection with any transaction described above to maintain the relative proportionate interest the options and SARs represented immediately prior to any such transaction and to preserve, without exceeding, the value of such options or SARs.

Termination and Amendment

The Committee may, at any time and from time to time, terminate or amend the 2023 Plan, but an amendment will require stockholder approval if (i) it is required by the Exchange Act, the listing requirements of any principal securities exchange or market on which our shares of common stock are then traded, or any applicable law; or (ii) the amendment increases the number of shares reserved under the 2023 Plan or the individual participant share or payment limits set forth in the 2023 Plan, expands the group of individuals that may become participants, or diminishes the protections afforded by the anti-repricing provisions of the 2023 Plan.

In no event, however, may we, the Committee or any other person amend an option or SAR to reduce the exercise or grant price, cancel an option or SAR in exchange for a similar award with a lower exercise or grant price, or cancel an out-of-the-money option or SAR for a cash payment or other consideration, except to the extent such adjustments are necessary in connection with certain transactions to maintain the relative proportionate interest the options and SARs represented immediately prior to any such transaction and to preserve, without exceeding, the value of such options or SARs.

U.S. Federal Income Tax Consequences of Awards

The following summarizes the consequences under existing U.S. federal income tax rules of awards under the 2023 Plan.

Incentive Stock Options. Incentive stock options (“ISOs”) are intended to qualify as “incentive stock options” under Section 422 of the Code. We understand that under current federal income tax law:

•	Our employees do not recognize income when we grant them ISOs.

•

An optionee does not recognize income when an ISO is exercised, although the difference between the option price and the fair market value of the shares acquired upon exercise is a “tax preference item” which, under certain circumstances, may give rise to alternative minimum tax liability on the part of the optionee.

•

If the optionee holds shares purchased pursuant to the exercise of an ISO for cash for at least two years from the option grant date and at least one year after the transfer of the shares to the optionee, then:

•	The optionee will recognize gain or loss only upon ultimate disposition of the shares. Any gain or loss generally will be treated as long-term capital gain or loss.

•	Heritage will not be entitled to a federal income tax deduction in connection with the grant or exercise of the option.

•	If the optionee disposes of the shares purchased pursuant to the exercise of an ISO before the expiration of the required holding period, then:

•

The optionee will recognize ordinary income in the year of the disposition in an amount equal to the difference between the option price and the lesser of the fair market value of the shares on the exercise date or the selling price. The balance of any gain the optionee realizes on the disposition will be taxed as long or short term capital gain, depending upon whether the optionee has held the shares for at least one year after the option is exercised.

•	Heritage generally will be entitled to a deduction in the year of the disposition equal to the amount of ordinary income recognized by the optionee.

Nonqualified Stock Options. “Nonqualified” stock options are stock options that do not qualify as ISOs. We understand that under existing U.S. federal income tax law:

•	Our employees do not recognize income when we grant them nonqualified stock options.

•

Upon exercise of a nonqualified option, the optionee recognizes ordinary income in the amount by which the fair market value of the shares purchased exceeds the exercise price of the option. Heritage generally is entitled to a deduction in an equal amount. If the optionee is an employee, this income will be subject to applicable income and employment tax withholding and employment tax payment by Heritage.

Stock-Based Awards. We understand that under existing U.S. federal income tax law:

•

Generally, if a participant receives a stock-based award under the 2023 Plan, the participant will recognize ordinary compensation income at the time the shares are received equal to the excess, if any, of the fair market value of the shares received over any amount the participant paid in exchange for the shares.

•

If, however, the shares are not vested when received under the 2023 Plan (for example, if the participant is required to work for a period of time in order to have the right to sell the shares), the participant generally will not recognize income until the shares becomes vested, at which time the participant will recognize ordinary compensation income equal to the excess, if any, of the fair market value of the shares on the date it becomes vested over any amount the participant paid in exchange for the shares.

•

The participant may, however, file an election with the Internal Revenue Service, within 30 days of the participant’s receipt of the stock-based award, to recognize ordinary compensation income, as of the date the participant received the stock-based award, equal to the excess, if any, of the fair market value of the shares on the date the other stock-based award is granted over any amount the participant paid in exchange for the shares. If the participant is an employee of Heritage, the ordinary compensation income the participant recognizes is subject to federal and state income and employment tax withholding and employment tax payment by Heritage.

Stock Appreciation Rights. We understand that under existing U.S. federal income tax law:

•

Generally, the recipient of a stand-alone SAR will not recognize taxable income at the time the stand-alone SAR is granted. The value received by an employee (in cash or stock) from the exercise or settlement of a SAR will be taxed as ordinary income to the employee in the year of exercise or settlement. If the participant is an employee of Heritage, the ordinary compensation income the participant recognizes is subject to federal and state income and employment tax withholding and employment tax payment by Heritage.

•

In general, there will be no federal income tax deduction allowed to Heritage upon the grant or termination of SARs. However, upon the exercise or settlement of a SAR, Heritage will be entitled to a deduction equal to the amount of ordinary income the recipient is required to recognize as a result of the exercise or settlement.

Section 409A. If any award constitutes a “non-qualified deferred compensation plan” under Section 409A of the Code (a “Section 409A Plan”), then the award is subject to certain additional requirements discussed in the 2023 Plan, if and to the extent required to comply with Section 409A of the Code. Any award agreement for any award that the Committee believes may constitute a Section 409A Plan, and the provisions of the 2023 Plan applicable to that award, is construed in a manner consistent with the applicable requirements of Section 409A, and the Committee, in its sole discretion and without the participant’s consent, may amend any award agreement

(and the provisions of the 2023 Plan applicable thereto) if and to the extent that the Committee determines that such amendment is necessary or appropriate to comply with the requirements of Section 409A of the Code. In the event of a Change of Control, any outstanding awards that constitute deferred compensation is paid in accordance with Section 409A of the Code. If any award agreement or award is deemed not to comply with Section 409A of the Code, then neither the Company, the Committee nor its or their designees or agents is liable to any participant or other person for actions, decisions or determinations made in good faith.

Importance of Consulting Tax Adviser. The information set forth above is a summary only and does not purport to be complete. It is for general information only and is not intended or written to be used as tax advice. It is based on the U.S. federal income tax laws currently in effect and does not address state, local or foreign tax consequences. This summary also does not purport to deal with all material aspects of U.S. federal taxation that may be relevant to a participant’s personal investment circumstances and does not discuss the tax consequences of those participants who are subject to special treatment under any country’s income tax laws. Participants are strongly urged to consult with their tax advisor regarding the specific tax consequences (including the federal, state, local and foreign tax consequences) that may affect participants in the 2023 Plan and of potential changes in applicable tax laws.

New Plan Benefits Table

A new plan benefits table for the 2023 Plan and the benefits or amounts that would have been received by or allocated to certain participants for the last completed fiscal year under the 2023 Plan if the 2023 Plan was then in effect, as described in the federal proxy rules, is not provided because all awards made under the 2023 Plan will be made at the Board’s or Committee’s discretion, as applicable. Therefore, the benefits and amounts that would be received or allocated under the 2023 Plan are not determinable at this time. However, please refer to the Summary Compensation Table, which includes certain information regarding awards granted to our NEOs during the fiscal year ended December 31, 2022. Equity grants to our non-employee directors are described under “Director Compensation.”

Resolution

We are requesting that our stockholders vote on the following resolution to approve the 2023 Omnibus Incentive Plan described in this proxy statement:

“RESOLVED, that the stockholders of Heritage Insurance Holdings, Inc. (“Heritage”) approve the Heritage Insurance Holdings, Inc. 2023 Omnibus Incentive Plan set forth in Heritage’s 2023 Annual Meeting proxy statement.”

Required Vote

The approval of the 2023 Omnibus Incentive Plan proposal requires the affirmative vote of a majority of the shares of the Company’s common stock represented at the annual meeting and entitled to vote thereon.

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE

2023 OMNIBUS INCENTIVE PLAN.

Proposal 4: Advisory Vote on Executive Compensation

We are providing stockholders an advisory vote on executive compensation, or Say on Pay, as required by the Dodd-Frank Act. The Say on Pay vote is a non-binding vote on the compensation of our named executive officers, as described in this proxy statement in the Executive Compensation section beginning on page 30, including the compensation tables and the related narrative disclosure. The Dodd-Frank Act requires us to hold the Say on Pay vote at least once every three years, and the Company has determined to hold the Say on Pay vote every year.

We encourage stockholders to review the Executive Compensation section, including the compensation tables and the related narrative disclosure begiuon pages 30-40 of this proxy statement. As discussed in the Executive Compensation section, we believe that our compensation policies and decisions further our objectives to: (i) reward superior financial and operational performance; (ii) motivate our executive officers to build and grow our business profitably; (iii) align the interests of our executive officers with those of our stockholders; and (iv) enable us to attract, retain and motivate qualified executive officers.

At the 2022 annual meeting, we held our Say on Pay vote and approximately 74% of the votes cast on the proposal were in favor of our named executive officers’ compensation. We continued our shareholder outreach efforts during 2022 and early 2023. The Committee will continue to consider the outcome of say on pay votes when making future compensation decisions for the NEOs.

We believe that our executive compensation program strikes the appropriate balance between utilizing responsible, measured pay practices and effectively incentivizing our executives to dedicate themselves fully to value creation for our stockholders. More information on our executive compensation programs can be found below in the section “Executive Compensation”.

On the basis of the compensation of our named executive officers described in this proxy statement in the Executive Compensation section, including the compensation tables and the related narrative disclosure found within this proxy statement, we are requesting that our stockholders vote on the following resolution:

“RESOLVED, that the stockholders of Heritage Insurance Holdings, Inc. (“Heritage”) approve, on an advisory basis, the compensation of Heritage’s named executive officers, as described in the Executive Compensation section, including the tabular disclosure regarding such compensation and the accompanying narrative disclosure, set forth in Heritage’s 2023 Annual Meeting proxy statement.”

Although this Say on Pay vote on executive compensation is non-binding, the Board and the Compensation Committee will review the results of the vote and will take into account the outcome of the vote when determining future executive compensation arrangements.

Required Vote

The approval of the Say on Pay proposal requires the affirmative vote of a majority of the shares of the Company’s common stock represented at the annual meeting and entitled to vote thereon.

THE BOARD RECOMMENDS A VOTE “FOR” ADOPTION OF THE RESOLUTION APPROVING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DESCRIBED IN THE EXECUTIVE COMPENSATION SECTION.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Board Leadership Structure

The Board maintains flexibility to determine the appropriate leadership structure for the Company and whether the roles of Chairman of the Board and CEO should be filled by the same or different individuals. This approach allows the Board flexibility to determine whether the two roles should be separate or combined, based upon the Company’s best interests in light of the dynamic environment in which it operates, the Board’s assessment of the Board’s leadership, and the Company’s needs from time to time. Currently, the offices of the Chief Executive Officer and Chairman of the Board are separated. The Board considered that separating these offices would allow the CEO to focus on the strategic direction of the Company and the day to day leadership and performance of the Company, while allowing for the Chairman to provide guidance to the CEO, set the agenda for the Board meetings and preside over meetings of the Board.

Board of Directors Role in Risk Oversight

Our Board oversees the risk management activities designed and implemented by our management. The Board executes its oversight responsibility for risk management both directly and through its committees. The full Board also considers specific risk topics, including risks associated with our strategic plan, business operations and capital structure. In addition, the Board receives regular reports from members of our senior management and other personnel that include assessments and potential mitigation of the risks and exposures involved with their respective areas of responsibility.

Our Board has delegated to the Audit Committee oversight of our risk management process. Our other Board committees also consider and address risk as they perform their respective committee responsibilities. All committees report to the full Board as appropriate, including when a matter rises to the level of a material or enterprise level risk.

Meetings and Committees of the Board of Directors

During 2022, the Board held four meetings and also acted by written consent in lieu of a meeting five times. During 2022, each director attended at least 75% of the aggregate of (i) the total number of meetings of the Board held during the period in which he or she was a director and (ii) the total number of meetings held by all of the committees of the Board on which he or she served. The Board has a standing Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee which operate under written charters adopted by the Board.

At the Board meetings, non-management directors of the Company meet regularly in executive session without management in accordance with NYSE listing standards. Generally, executive sessions are held in conjunction with regularly scheduled meetings of the Board. Mr. Widdicombe presided over executive sessions of the Board during 2022. In 2022, the non-management directors met in executive session one time. At each executive session, a presiding non-management director chosen by a majority of the directors present presides over the session.

Audit Committee. Ms. Barlas and Messrs. Vattamattam, Walvekar and Whiting serve on the Audit Committee. Ms. Barlas serves as the chair of the Audit Committee and, subject to her re-election, the Board has selected Ms. Barlas to continue as chair of the Audit Committee. The Audit Committee is composed of non-employee directors, each of whom is independent under Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the applicable listing standards of the NYSE. The Board has determined that each of Ms. Barlas and Messrs. Vattamattam and Whiting meets the requirements of an audit committee financial expert under SEC rules. During 2022, the Audit Committee held four meetings and also acted by written consent in lieu of one meeting.

The Audit Committee is responsible for, among other things, assisting the Board in its oversight of:

•	the integrity of the Company’s financial statements;

•	the Company’s compliance with legal and regulatory requirements;

•	the independent auditor’s qualifications and independence; and

•	the performance of the Company’s internal audit function and independent auditors.

Compensation Committee. Messrs. Pappas and Vattamattam and Ms. Barlas serve on the Compensation Committee. Mr. Vattamattam serves as the chair of the Compensation Committee, and subject to his election, the Board has selected Mr. Vattamattam to continue as chair of the Compensation Committee. The Compensation Committee is composed of non-employee directors, each of whom is independent as required by the applicable listing standards of the NYSE, including the heightened independence requirements specific to compensation committee members. During 2022, the Compensation Committee held one meeting and also acted by written consent in lieu of five meetings.

The Compensation Committee is responsible for, among other things:

•	reviewing key employee compensation goals, policies, plans and programs, including management development and succession plans;

•	reviewing and approving the compensation of the Company’s directors, chief executive officer and other executive officers;

•	reviewing and approving employment agreements and other similar arrangements between the Company and the Company’s executive officers; and

•	approving, evaluating and administering the Company’s stock plans and other incentive compensation plans.

Compensation Committee Interlocks and Insider Participation. None of the members of the Compensation Committee was at any time during 2022 or at any other time an officer or employee of our Company. None of our executive officers serves as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

Corporate Governance and Nominating Committee. Messrs. Pappas, Apostolou, Walvekar and Whiting serve on the Corporate Governance and Nominating Committee. Mr. Pappas serves as the chair of our Corporate Governance and Nominating Committee and, subject to his re-election, the Board has selected Mr. Pappas to continue as chair of the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee is composed of non-employee directors, each of whom is independent as required by the applicable listing standards of the NYSE. During 2022, the Corporate Governance and Nominating Committee held one meeting and also acted by written consent in lieu of three meetings.

The Corporate Governance and Nominating Committee is responsible for, among other things:

•	identifying individuals qualified to become members of the Board consistent with criteria approved by the Board;

•	overseeing the organization of the Board to discharge the board’s duties and responsibilities properly and efficiently;

•	identifying best practices and recommending corporate governance principles;

•	developing, recommending, and reviewing annually our Corporate Governance Guidelines;

•	reviewing annually our Code of Business Conduct and Ethics;

•	recommending to the Board director nominees for election at the annual meeting of stockholders, or to fill any vacancies;

•	recommending to the Board director nominees for each committee of the Board;

•	reviewing potential conflicts of interest involving our executive officers; and

•	overseeing the evaluation of the Board and management.

In evaluating and determining whether to nominate a candidate for a position on our Board, the Corporate Governance and Nominating Committee will consider the candidate’s professional ethics and values, relevant management experience and a commitment to enhancing stockholder value. We regularly assess the size of the Board, whether any vacancies are expected due to retirement or otherwise, and the need for particular expertise on the Board. Candidates may come to the attention of the Corporate Governance and Nominating Committee from current Board members, stockholders, professional search firms, officers or other persons. The Corporate Governance and Nominating Committee will review all candidates in the same manner regardless of the source of recommendation, including from stockholders.

The Corporate Governance and Nominating Committee will consider stockholder recommendations of candidates when the recommendations are properly submitted in accordance with our Bylaws. Any stockholder recommendations which are submitted under the criteria summarized above should include the candidate’s name and qualifications for Board membership and should be addressed to our Corporate Secretary.

For purposes of potential nominees to be considered at the 2024 annual stockholders’ meeting, the Corporate Secretary must receive this information during the timeframe described under the heading “Stockholder Proposals for the 2024 Annual Meeting”, in accordance with the procedures in the Bylaws. The notice must set forth the candidate’s name, age, business address, residence address, principal occupation or employment, the number of shares beneficially owned by the candidate and information that would be required to solicit a proxy under federal securities law. In addition, the notice must include the stockholder’s name, address and the number of shares beneficially owned (and the period they have been held).

In 2022, we did not engage a third party to identify, evaluate or assist in identifying potential nominees for director. Our CEO identified Mr. Whiting as a Board candidate, and after a review process and a recommendation by the Governance and Nominating Committee, the Board unanimously approved Mr. Whiting’s appointment to the Board.

Director Independence

There are no family relationships among any of our executive officers or directors. Our Board has affirmatively determined that each of Messrs. Apostolou, Pappas, Vattamattam, Whiting and Walvekar and Ms. Barlas is an “independent director,” as defined under the rules of the NYSE. In making the independence determination, the Board considered the current and prior relationships that each non-employee director has with the Company and all other facts and circumstances that the Board deemed relevant. Mr. Garateix is not independent as he is our Chief Executive Officer. Mr. Widdicombe, as a former President of the Company, is not considered independent under the rules of the NYSE. With respect to Mr. Berset, the Board does not consider him to be independent given his affiliation with a third-party insurance agency that has provided services to, and received payments from, the Company.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics (the “Code of Ethics”) that applies to all of our employees, including our Chief Executive Officer (“CEO”), our Chief Financial Officer (“CFO”) and our Chief Accounting Officer. The Code of Ethics is available at www.heritagepci.com on the “Investors” page listed as “Governance Documents” under the heading “Corporate Governance.”

Only the Board or an appointed committee may grant a waiver of the Code of Ethics for our executive officers or directors, and any such waiver will be disclosed to the extent required by law or the listing requirements of the NYSE. We intend to provide disclosure of any amendments or waivers of our Code of Ethics on our website within four business days following the date of the amendment or waiver.

Governance Documents

Current copies of the Company’s Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee charters are available at www.heritagepci.com on the “Investors” page listed as “Governance Documents” under the heading “Corporate Governance.” In addition, the Board has adopted corporate governance guidelines, which are available on that same page. Information on, or accessible through, our website is not a part of, or incorporated by reference into, this proxy statement.

Communications with Directors

The Board has established a process to receive communications from stockholders and other interested parties. Stockholders and other interested parties may contact any member (or all members) of the Board, or the non-management directors as a group, any Board committee or any chair of any such committee by mail. To communicate with the Board, any individual directors or any group or committee of directors, correspondence should be addressed to the Board or any such individual directors or group or committee of directors by either name or title. All such correspondence should be sent c/o Kirk Lusk, Chief Financial Officer, Heritage Insurance Holdings, 1401 N. Westshore Blvd., Tampa, FL 33607.

All communications received as set forth in the preceding paragraph will be opened by the Corporate Secretary for the sole purpose of determining whether the contents represent a message to our directors. The Corporate Secretary will forward copies of all correspondence that, in the opinion of the Corporate Secretary, deals with the functions of the Board or its committees or that he otherwise determines requires the attention of any member, group or committee of the Board.

Attendance at Annual Meeting

Directors are encouraged, but not required, to attend our annual stockholders’ meeting. In 2022, seven directors attended the annual stockholders’ meeting.

EXECUTIVE OFFICERS

The names of the executive officers of the Company and their ages, titles and biographies are set forth below.

Ernie Garateix, 51, is being nominated for the position of director of the Company. See “Director Nominees” for a discussion of Mr. Garateix’s business experience.

Kirk Lusk, 62, has served as our Chief Financial Officer since April 2018 and as our Co-Chief Financial Officer since January 2018. Prior to joining us, from January 2013 to February 2018, Mr. Lusk served as Chief Financial Officer of Narragansett Bay Insurance Company (“NBIC”), which was acquired by us in November 2017 in connection with the acquisition of NBIC Holdings, Inc., the parent company of NBIC. Prior to that, Mr. Lusk served as International Chief Financial Officer of Aetna, Inc. from 2008 through 2012, Chief Financial Officer of Alea Group Holdings Bermuda Ltd. from 2005 through 2008 and Chief Financial Officer of GE ERC’s Global Casualty and GE Capital Auto Warranty Services from 1998 through 2004.

Sharon Binnun, 61, has served as our Chief Accounting Officer since May 2016. Prior to that, she served as our Executive Vice President of Finance beginning in November 2014. Prior to joining us, Ms. Binnun served as the Executive Vice President of Cypress Property Insurance Company from July 2013 to August 2014. Prior to that, Ms. Binnun served as the Chief Financial Officer of Citizens Property Insurance Corporation from February 2007 to July 2013. Ms. Binnun’s prior employment includes Deputy Insurance Commissioner in Florida as well as a career at Deloitte & Touche. Ms. Binnun is a certified public accountant in the State of Florida.

Tim Moura, 50, has served as the President of our subsidiary company, NBIC, since January 2018. Prior to joining us, from February 2014 to January 2018, Mr. Moura served as Senior Vice President of NBIC, which we acquired in November 2017. Prior to that, Mr. Moura served as Vice President of Tower Group Companies from 2010 through 2013, Regional Vice President for OneBeacon Insurance Group from 2004 to 2006 and in various management roles at MetLife Auto & Home from 1995 to 2004. Mr. Moura has over 25 years of industry experience, serving in leadership positions with both national and regional insurance carriers.

Tim Johns, 67, has served as the President of our subsidiary company, Zephyr Insurance Company, since April 2018. Prior to joining us, from June 2011 to July 2017, Mr. Johns served as a health insurance executive, including as Executive Vice President and Chief Consumer Officer, of Hawaii Medical Service Association (Blue Cross Blue Shield of Hawaii). Mr. Johns has also served as a director of Hawaiian Electric Co., Inc. since February 2005 and as trustee and/or director of private real estate-related organizations and non-profit and charitable foundations.

STOCK OWNERSHIP

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of our common stock as of April 17, 2023 (except as indicated below) by:

•	all persons known by us to own beneficially more than 5% of our outstanding common stock;

•	each of our directors and director nominees;

•	each of our named executive officers listed in the “Executive Compensation” section of this proxy statement; and

•	all of our directors and executive officers as a group.

Unless otherwise indicated, the address of each beneficial owner listed below is c/o Heritage Insurance Holdings, Inc., 21401 N Westshore Blvd, Tampa, Florida 33607.

Name and Address	Number of Shares Beneficially Owned(1)	Approximate Percent of Class(1)
MORE THAN 5% BENEFICIAL OWNERS:
Raymond T. Hyer(2)	3,563,115	13.9%
DIRECTORS, DIRECTOR NOMINEES AND NAMED EXECUTIVE OFFICERS:
Ernie Garateix(3)	470,160	1.8%
Richard Widdicombe(4)	681,921	2.7%
Pete Apostolou(5)	175,143	*
Mark Berset(6)	744,352	2.9%
Irini Barlas(7)	70,791	*
Nicholas Pappas(8)	78,888	*
Joseph Vattamattam(9)	43,934	*
Vijay Walvekar(10)	301,107	1.2%
Paul L. Whiting	—	—
Kirk Lusk(11)	258,736	1.0%
Tim Moura(12)	151,738	*
All directors and executive officers as a group (13 persons)(13)	3,032,620	11.9%

*	= less than 1%
(1)

“Beneficial ownership” means any person who, directly or indirectly, has or shares voting or investment power with respect to a security or has the right to acquire such power within 60 days of April 17, 2023. The number of shares beneficially owned is determined as of April 17, 2023, and the percentages are based upon 25,558,751 shares of our common stock outstanding as of April 17, 2023. Unless otherwise indicated, each stockholder listed below has sole voting and investment power with respect to the shares of common stock beneficially owned by such stockholder.

(2)

Based solely on a Schedule 13D/A filed on February 15, 2023 jointly filed by Raymond T. Hyer and the other reporting persons named therein, of the aggregate 3,563,115 shares of common stock beneficially owned, Mr. Hyer has sole voting and dispositive power over 2,811,115 shares and shared voting and dispositive power over 580,000 shares, and the other reporting persons have sole and/or shared voting and dispositive power over the remaining shares. The principal business address for Raymond T. Hyer and each of the other reporting persons is 3919 E. 7th Ave, Tampa, Florida 33605.

(3)

Includes (i) an aggregate of 244,688 shares of performance based restricted stock awarded to Mr. Garateix which represents the maximum number of shares that may be earned at the end of the applicable performance period, which number of shares is subject to decrease based on the results of the performance condition and (ii) an aggregate of 122,344 shares of time-based restricted stock that vests in annual installments.

(4)	Includes 12,422 shares of restricted stock that vests on the date of the annual meeting.
(5)	Includes 12,422 shares of restricted stock that vests on the date of the annual meeting.
(6)

Includes (i) 47,000 shares held by Mr. Berset’s wife’s IRA, (ii) 36,700 shares held by the Mark Berset 2012 Irrevocable Trust, (iii) 316,400 shares held by the Linda Berset Irrevocable Trust, (iv) 84,909 shares held by the Linda C Berset Family Trust, (v) 63,000 shares held jointly with Mr. Berset’s wife and (vi) 12,422 shares of restricted stock that vests on the date of the annual meeting.

(7)

Includes (i) 36,050 shares held by the Lee M. Barlas and Irini Barlas Living Trust, (ii) 6,852 shares held by Ms. Barlas’ spouse and (iii) 12,422 shares of restricted stock that vests on the date of the annual meeting.

(8)	Includes (i) 78,888 shares held jointly by Mr. Pappas and his father and (ii) 12,422 shares of restricted stock that vests on the date of the annual meeting.
(9)	Includes 12,422 shares of restricted stock that vests on the date of the annual meeting.
(10)	Includes (i) 237,782 shares held by Mr. Walvekar’s wife and (ii) 12,422 shares of restricted stock that vests on the date of the annual meeting.
(11)

Includes (i) an aggregate of 72,655 shares of performance based restricted stock awarded to Mr. Lusk which represents the maximum number of shares that may be earned at the end of the applicable performance period, which number of shares is subject to decrease based on the results of the performance condition and (ii) an aggregate of 36,327 shares of time-based restricted stock that vests in annual installments.

(12)

Includes (i) an aggregate of 58,790 shares of performance based restricted stock awarded to Mr. Moura which represents the maximum number of shares that may be earned at the end of the applicable performance period, which number of shares is subject to decrease based on the results of the performance condition and (ii) an aggregate of 22,046 shares of time-based restricted stock that vests in annual installments.

(13)

Includes (i) an aggregate of 420,225 shares of performance based restricted stock which represents the maximum number of shares that may be earned at the end of the applicable performance period, which number of shares is subject to decrease based on the results of the performance condition, (ii) an aggregate of 192,475 shares of time-based restricted stock that vests in annual installments and (iii) an aggregate of 86,954 shares of restricted stock held by directors that vest on the date of the annual meeting.

EXECUTIVE COMPENSATION

As a “smaller reporting company” we have opted to comply with the executive compensation disclosure rules applicable to smaller reporting companies as such term is defined in the rules promulgated under the Securities Act, which requires compensation disclosure for its principal executive officer and its two other most highly compensated executive officers.

This section discusses the material components of the executive compensation program offered to the executive officers of the Company who are our “named executive officers” for 2022. Such executive officers consist of the following persons, referred to herein as our named executive officers, or the “NEOs”:

•	Ernie Garateix, Chief Executive Officer

•	Kirk Lusk, Chief Financial Officer

•	Tim Moura, President, Narragansett Bay Insurance Company, our subsidiary

2022 Performance Highlights

We have been focused on executing on our strategic profitability initiatives which include generating underwriting profit through rate adequacy and selective underwriting, allocating capital to maximize stockholder return, maintaining a balanced and diversified portfolio and providing coverages and return targets suitable to the market, and our results for 2022 demonstrate the progress we have made since the prior year:

•

Premiums-in-force were $1.3 billion as of December 31, 2022, representing a 9.6% increase from the prior year despite a policy count reduction of approximately 40,000 from the fourth quarter of 2021, reflecting our continued proactive underwriting, rate actions and intentional exposure management initiatives. Significant rating actions throughout the book of business resulted in an increase in per policy of 18.1% over the prior year quarter and 5.6% over third quarter 2022.

•	Gross premiums written of $1.3 billion, up 9.5% from $1.2 billion in the prior year, driven primarily by rate actions taken in all states, despite the decline in policy count.

•	Net premiums earned of $637.1 million, up 4.3% from $611.1 million in the prior year reflecting the higher gross earned premium outpacing the increase in ceded premiums for the year.

•	Expanded in-force premium for E&S policies in California and Florida and expect to expand to South Carolina during second quarter of 2023.

•

Net loss ratio of 78.7%, 8.8 points higher than the prior year with the increase primarily from retained losses from Hurricanes Ian and Nicole in 2022 and an increase in attritional losses, and experienced $3.7 million of adverse prior year development compared to $3.5 million of favorable prior year development in the prior year.

•	18.1% increase in average premium per policy for all states in comparison to an increase in TIV by 3.0%, and a policy count decline of 7.2%.

•

Continued execution of our diversification strategy, which includes a reduction of Florida policies-in-force and TIV by 15.1% and 3.2%, respectively, as compared to the prior year period, while in-force premium increased 7.0% as a result of rate actions taken.

•

Successful placement of 2022-2023 catastrophe excess-of-loss reinsurance program with highly rated or collateralized reinsurers and $100 million of fully collateralized limit placed in the Insurance Linked Securities (“ILS”) Market. The placement of the bonds in the ILS Market further expands the availability and diversification of our reinsurance capacity.

•

Repurchased 341,075 shares of common stock under the prior stock repurchase authorization at an average price of $1.78 per share for an aggregate purchase price of approximately $625,000, and approved new $10.0 million share repurchase authorization through December 31, 2023.

Say on Pay Vote and Shareholder Engagement

In 2022, we continued our shareholder outreach efforts and actively engaged with our institutional investors on a variety of corporate governance matters, including the alignment of our executive compensation program with the interests of our shareholders. We welcome the opportunity to engage with our shareholders on matters important to them and take that feedback into account in our decision making process.

Summary Compensation Table

The following Summary Compensation Table discloses the compensation information of our NEOs for our 2022 fiscal year. Certain information regarding 2022 compensation is provided in the narrative sections following the Summary Compensation Table.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)(3)	Total ($)
Ernie Garateix	2022	1,023,400	—	1,000,000	306,000	(2)	36,085	2,365,485
CEO	2021	1,000,000	—	1,250,000	740,000		24,296	3,014,296
Kirk Lusk	2022	950,000	—	375,000	101,200	(2)	37,100	1,463,300
CFO	2021	950,000	—	375,000	183,000		41,105	1,549,105
Tim Moura	2022	950,000	—	175,000	33,340	(2)	16,204	1,174,544
President, NBIC	2021	993,000	—	225,000	102,000		17,033	1,337,033

(1)

The amounts in this column does not reflect compensation actually received by the named executive officer nor do they reflect the actual value that will be recognized by the named executive officer. Instead the amounts reflect the aggregate grant date fair value of restricted stock awards computed in accordance with FASB ASC Topic 718. For Messrs. Garateix, Lusk and Moura, $500,000, $225,000 and $100,000, respectively, of this amount represents the aggregate grant date fair value of performance-based restricted stock granted in 2022. The aggregate grant date fair value of the performance-based restricted stock was computed based on the probable outcome of the applicable performance target as of the grant date and 100% achievement of such performance target. The value of the performance-based restricted stock at the grant date assuming the highest level of performance achieved (earned at 200% of target for Messrs. Garateix and Moura and 150% of target for Mr. Lusk) would be $1,000,000, $300,000 and $200,000 for Messrs. Garateix, Lusk and Moura, respectively. For additional information on the valuation assumptions regarding these restricted stock awards, refer to Note 23 to our financial statements for the year ended December 31, 2022, which are included in our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC.

(2)	These amounts reflect compensation earned for 2022 performance under the applicable annual cash incentive compensation program.
(3)

Mr. Garateix received an automobile allowance during 2022 and the amount disclosed for Mr. Garateix includes such allowance. The amounts disclosed for each named executive officer also include Company contributions with respect to the Company 401(k) plan and an additional life insurance policy. The amounts do not include the excess portion of the employer share of premiums offered to our named executive officers with respect to the following benefits which are generally available to all of the Company’s employees: health insurance, dental insurance, vision insurance, life insurance, short-term disability insurance and long-term disability insurance.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information concerning unvested time-based and performance-based restricted stock for each named executive officer outstanding as of the end of the fiscal year ended December 31, 2022. Each restricted stock grant is shown separately for each named executive officer.

	Stock Awards
Name	Grant Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($)(4)	Equity Incentive Plan Awards: # of Unearned Shares, Units or Other Rights that Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(4)
Ernie Garateix	3/16/2022	49,603	(1)	$89,285	74,405	(5)	$133,929
	1/4/2021	15,980	(2)	$28,764	23,970	(6)	$43,146
Kirk Lusk	3/16/2022	14,881	(1)	$26,786	14,881	(5)	$26,786
	4/13/2021	4,669	(2)	$8,404	9,338	(6)	$16,808
	1/31/2018	15,000	(3)	$27,000	—		—
Tim Moura	3/16/2022	7,441	(1)	$13,394	7,441	(5)	$13,394
	10/16/2021	3,629	(2)	$6,532	7,257	(6)	$13,063
	1/1/2018	7,500	(3)	$13,500	—		—

(1)	The restricted stock awards vest in three equal installments on December 21, 2022, 2023 and 2024, subject to the executive’s continued employment with the Company through such date.
(2)	The restricted stock awards vest in three equal installments on December 21, 2021, 2022 and 2023, subject to the executive’s continued employment with the Company through such date.
(3)	These restricted stock awards vest in five equal installments on January 1, 2019, 2020, 2021, 2022 and 2023, subject to the executive’s continued employment with the Company through such date.
(4)

The market value of the time-based and performance-based restricted stock granted in 2022 is calculated by multiplying the closing price of the underlying shares of common stock on December 30, 2022, or $1.80 per share, by the number of shares of restricted stock.

(5)

The performance-based restricted stock will vest, to the extent earned, following the three-year performance period ending December 31, 2024 but no later than March 5, 2025. The number of shares and market value is reflected at threshold performance level.

(6)

The performance-based restricted stock will vest, to the extent earned, following the three-year performance period ending December 31, 2023 but no later than March 5, 2024. The number of shares and market value is reflected at threshold performance level.

All awards reported in the table above were granted under the Omnibus Incentive Plan.

Executive Compensation Program and Decisions

The following discusses our executive compensation program, which is based in large part on the terms of each named executive officer’s employment agreement, and the executive compensation decisions made for 2022.

Base Salary – We provide base salaries, which are intended to be generally competitive with salaries of similarly-situated executives at comparable companies and are based on the executive officer’s role and responsibilities, individual job performance and experience. The base salaries for our named executive officers were initially set pursuant to their respective employment agreements.

The following table shows the 2022 base salary for each of our named executive officers, which remained unchanged from 2021:

Named Executive Officer	2022 Base Salary
Ernie Garateix	$1,000,000
Kirk Lusk	$950,000
Tim Moura	$950,000

Annual Cash Incentive Award – Annual cash incentive awards are performance-based and designed to motivate and reward eligible employees who contribute positively towards our growth and business strategy. Pursuant to their employment agreements, for 2022, each of our NEOs was entitled to an annual cash incentive, as described below. Annual cash incentive awards are paid based on the performance criteria measured over a single calendar year.

For Mr. Garateix, the performance criteria, targets and actual performance for 2022, and the payouts as a percentage of target for such performance, were as follows:

Weighting	Metric	Threshold	Target	Maximum	Actual	Payout
60%	Net operating ratio*	100%	96%	92%	109.3%	—
20%	Ex-FL Organic GPW growth**	5%	10%	15%	10.3%	103%
20%	Qualitative					50%

For Mr. Lusk, the performance criteria, targets and actual performance for 2022, and the payouts as a percentage of target for such performance, were as follows:

Weighting	Metric	Threshold	Target	Maximum	Actual	Payout
60%	Net operating ratio*	100%	96%	92%	109.3%	—
20%	Ex-FL Organic GPW growth**	5%	10%	15%	10.3%	103%
20%	Qualitative					100%

*

The numerator of the net operating ratio is calculated as the sum of net losses and loss adjustment expenses, policy acquisition costs and general and administrative expenses, less net investment income and policy fee income, while the denominator represents net premiums earned.

**	Organic gross premiums written (GPW) growth is calculated as year-over-year GPW growth excluding premiums associated with acquisitions of whole entities for twelve months from the acquisition date.

For Mr. Moura, the performance criteria, targets and actual performance for 2022, and the payouts as a percentage of target for such performance, were as follows:

Weighting	Metric	Threshold	Target	Maximum	Actual	Payout
40%	Net operating ratio*	100%	96%	92%	109.3%	—
30%	NBIC net operating ratio	98%	94%	90%	110.7%	—
20%	Ex-FL Organic GPW growth**	5%	10%	15%	10.3%	103%
10%	Qualitative					76%

*

The numerator of the net operating ratio is calculated as the sum of net losses and loss adjustment expenses, policy acquisition costs and general and administrative expenses, less net investment income and policy fee income, while the denominator represents net premiums earned.

**	Organic gross premiums written (GPW) growth is calculated as year-over-year GPW growth excluding premiums associated with acquisitions of whole entities for twelve months from the acquisition date.

The following table shows the 2022 annual cash incentive awards, including the threshold, target and maximum potential payouts under those awards, and the actual payout amount, for each of our named executive officers.

Named Executive Officer	2022 Annual Cash Incentive Awards
	Threshold	Target	Maximum	Payout	% of Target
Ernie Garateix	$500,000	$1,000,000	$1,500,000	$306,000	61.2%
Kirk Lusk	$150,000	$250,000	$350,000	$101,200	67.5%
Tim Moura	$75,000	$125,000	$200,000	$33,340	44.5%

Long-Term Equity Awards – Our long-term incentive plan consists of two components: (i) annual grants of time-based restricted stock that vests in one-third annual installments, beginning with the end of the grant year and (ii) annual grants of performance-based restricted stock that vest following the conclusion of the three-year performance period. Our long-term incentive plan is designed to motivate and reward long term growth and business strategy.

Pursuant to their employment agreements, for 2022 each of our NEOs was entitled to an annual grant of time-based restricted stock and an annual grant of performance-based restricted stock. The performance criteria is our 3-year adjusted book value per share growth, which excludes cumulative dividends declared and accumulated other comprehensive income. The performance-based restricted stock awards are subject to the terms and conditions of an award agreement between the Company and the executive and subject to the terms and conditions of the Omnibus Incentive Plan or any other equity incentive plan approved and adopted by the Board under which the restricted stock is issued.

The following table shows the grant date fair value of the 2022 annual grants of time based restricted stock for each of our named executive officers.

Named Executive Officer	2022 Annual Time Based Restricted Stock Awards
Ernie Garateix	$500,000
Kirk Lusk	$150,000
Tim Moura	$75,000

The following table shows the grant date fair value of the 2022 annual grants of performance based restricted stock, including the threshold, target and maximum potential payouts under those awards, for each of our named executive officers.

Named Executive Officer	2022 Annual Grants of Performance Based Restricted Stock Awards
	Threshold	Target	Maximum
Ernie Garateix	$250,000	$500,000	$1,000,000
Kirk Lusk	$100,000	$200,000	$300,000
Tim Moura	$50,000	$100,000	$200,000

Employee Benefits

Our named executive officers participate in other employee benefit plans generally available to all employees on the same terms, such as medical, dental, life, disability insurance programs and a 401(k) plan, except that the Company provides additional life and disability insurance benefits to Messrs. Garateix, Lusk and Moura. These amounts are included in the “All Other Compensation” column of the Summary Compensation Table and described in a footnote. In addition, in 2022, we provided matching contributions to the 401(k) accounts of all our employees, including our named executive officers, equal to 100% of the first 3% of each employee’s contribution, and 50% of each employee’s next 2% of contribution, subject to applicable limitations. In addition, Mr. Garateix received an automobile allowance during 2022. We do not provide our named executive officers with any other material perquisites or similar personal benefits.

Hedging

The Company does not have a specific policy that prohibits hedging transactions by our directors, executive officers, and employees, however our insider trading policy requires pre-clearance from our Chief Financial Officer prior to such transactions.

Clawback

The existing Omnibus Incentive Plan provides, and the proposed 2023 Plan will provide, that all awards granted under the plans are subject to any recoupment or clawback requirements imposed by any Company policy or applicable law, regulation or listing standards. In 2023, we will adopt a formal clawback policy in connection with the adoption of final rules regarding recovery of erroneously awarded compensation as promulgated by the SEC in 2022 and the NYSE in 2023. As such, all awards made under the proposed 2023 Plan will be subject to such formal clawback policy.

Employment Agreements

Ernie Garateix’s Employment Agreement

Pursuant to Mr. Garateix’s employment agreement (the “Garateix Agreement”), Mr. Garateix will receive (i) an annual base salary of $1,000,000, (ii) an annual cash incentive with a minimum opportunity of $500,000, a target opportunity of $1.0 million, and a maximum opportunity of $1.5 million based on performance criteria included in the Company’s executive incentive compensation program, (iii) an annual time-based restricted stock award with a value of $500,000, which shares will vest in three equal annual installments, and (iv) an annual performance based restricted stock award with a minimum opportunity of $250,000, a target opportunity of $500,000, and a maximum opportunity of $1.0 million, which shares will vest based on performance criteria included in the Company’s executive incentive compensation program. Additionally, under the terms of the Garateix Agreement, the Company will provide Mr. Garateix with medical and disability insurance.

In the event that Mr. Garateix’s employment is terminated by the Company without cause or if Mr. Garateix terminates his employment for good reason, Mr. Garateix will receive (i) a lump-sum cash severance payment equal to two times his annual base salary in effect immediately preceding the termination, but not less than $2.0 million, and (ii) a prorated annual cash incentive for the year of termination, subject to the applicable performance criteria. In addition, all previously granted and unvested time-based and performance-based stock awards will immediately vest upon such termination.

In the event that Mr. Garateix’s employment is terminated by the Company without cause or if Mr. Garateix terminates his employment for good reason after a change of control, Mr. Garateix will receive the severance payments described in the paragraph above, except that his lump-sum cash severance payment will equal three times his base salary in effect immediately preceding the termination.

Upon a termination of employment for any reason, Mr. Garateix would be subject to a one-year post-employment non-solicitation restrictive covenant. Upon a termination of employment for any reason other than an involuntary termination or his voluntary termination for good reason, Mr. Garateix would be subject to a one-year post-employment non-competition restrictive covenant.

Kirk Lusk’s Employment Agreement

Pursuant to Mr. Lusk’s employment agreement (the “Lusk Agreement”), Mr. Lusk will receive (i) an annual base salary of $950,000, (ii) an annual cash incentive with a threshold opportunity of $150,000, a target opportunity of $250,000, and a maximum opportunity of $350,000 based on performance criteria included in the Company’s executive incentive compensation program, (iii) an annual time-based restricted stock award with a value of $150,000, which shares will vest in three equal annual installments, and (iv) an annual performance based restricted stock award with a minimum opportunity of $100,000, a target opportunity of $200,000, and a maximum opportunity of $300,000, which shares will vest based on performance criteria included in the Company’s executive incentive compensation program. Additionally, under the terms of the Lusk Agreement, the Company will provide Mr. Lusk with medical and disability insurance.

In the event that Mr. Lusk’s employment is terminated by the Company without cause or if Mr. Lusk terminates his employment for good reason, Mr. Lusk will receive (i) a lump-sum cash severance payment equal to his annual base salary in effect immediately preceding the termination, but not less than $950,000, and (ii) a prorated annual cash incentive for the year of termination, subject to the applicable performance criteria. In addition, all previously granted and unvested time-based and performance-based stock awards will immediately vest upon such termination.

In the event that Mr. Lusk’s employment is terminated by the Company without cause or if Mr. Lusk terminates his employment for good reason after a change of control, Mr. Lusk will receive the severance payments described in the paragraph above, except that his lump-sum cash severance payment will equal 1.5 times his base salary in effect immediately preceding the termination.

Upon a termination of employment for any reason, Mr. Lusk would be subject to a one-year post-employment non-solicitation restrictive covenant. Upon a termination of employment for any reason other than an involuntary termination or his voluntary termination for good reason, Mr. Lusk would be subject to a one-year post-employment non-competition restrictive covenant.

Tim Moura’s Employment Agreement

Pursuant to Mr. Moura’s employment agreement (the “Moura Agreement”), Mr. Moura will receive (i) an annual base salary of $950,000, (ii) an annual cash incentive with a threshold opportunity of $75,000, a target opportunity of $125,000, and a maximum opportunity of $200,000 based on performance criteria included in the Company’s executive incentive compensation program, (iii) an annual time-based restricted stock award with a value of $75,000, which shares will vest in three equal annual installments, and (iv) an annual performance-based restricted stock award with a minimum opportunity of $50,000 a target opportunity of $100,000, and a maximum opportunity of $200,000, which shares will vest based on performance criteria included in the Company’s executive incentive compensation program. Additionally, under the terms of the Moura Agreement, the Company will provide Mr. Moura with medical and disability insurance.

In the event that Mr. Moura’s employment is terminated by the Company without cause or if Mr. Moura terminates his employment for good reason, Mr. Moura will receive (i) a lump-sum cash severance payment equal to his annual base salary in effect immediately preceding the termination, but not less than $950,000, and (ii) a prorated annual cash incentive for the year of termination, subject to the applicable performance criteria. In addition, all previously granted and unvested time-based and performance-based stock awards will immediately vest upon such termination.

In the event that Mr. Moura’s employment is terminated by the Company without cause or if Mr. Moura terminates his employment for good reason after a change of control, Mr. Moura will receive the severance payments described in the paragraph above, except that his lump-sum cash severance payment will equal 1.5 times his base salary in effect immediately preceding the termination.

Upon a termination of employment for any reason, Mr. Moura would be subject to a one-year post-employment non-solicitation restrictive covenant. Upon a termination of employment for any reason other than an involuntary termination or his voluntary termination for good reason, Mr. Moura would be subject to a one-year post-employment non-competition restrictive covenant.

Equity Compensation Plan Information

The following table sets forth the aggregate information of our equity compensation plans in effect as of December 31, 2022. The table does not reflect any amounts under the 2023 Omnibus Incentive Plan to be approved at the Meeting.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)
Equity compensation plans approved by security holder(s)	—	$—	386,603
Equity compensation plans not approved by security holders	—	—	—

Total	—	$—	386,603

(1)

The equity awards outstanding as of December 31, 2022 consist of time-based restricted stock and performance-based restricted stock issued under the Heritage Insurance Holdings, Inc. Omnibus Incentive Plan, which shares are already issued and outstanding and therefore are not reflected in this table.

Pay Versus Performance

The following table summarizes the compensation of our Chief Executive Officer and other NEOs relative to certain performance metrics for the years ended December 31, 2022 and 2021, as required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K.

Year	Summary Compensation Table Total for PEO	Compensation Actually Paid to PEO	Average Summary Compensation Table Total for Non-PEO NEOs	Average Compensation Actually Paid to Non-PEO NEOs	Value of Initial Fixed $100 Investment Based on Total Shareholder Return	Net (Loss) Income (in thousands)
(a)	(b)	(c)	(d)	(e)	(f)	(h)
2022	$2,365,485	$1,230,211	$1,318,952	$942,406	$17.77	$(154,363)
2021	$3,014,296	$2,497,763	$1,017,299	$916,599	$58.05	$(74,727)

Column (b). Reflects compensation amounts reported in the “Summary Compensation Table” or “SCT” for our CEO, Ernie Garateix, for the respective years shown.

Columns (c) & (e). “Compensation Actually Paid” (or “CAP”), as defined by SEC rules, for our CEO, and average CAP for our non-CEO NEOs, in each of 2022 and 2021 reflects the respective amounts set forth in columns (b) and (d), respectively, adjusted as set forth in the table below, as determined in accordance with SEC rules. The dollar amounts reflected in columns (c) and (d) do not reflect the actual amount of compensation earned by or paid to our CEO or to our non-CEO NEOs during the applicable year. For information regarding decisions made by our Compensation Committee with respect to our NEOs’ compensation for each fiscal year, please see the “Executive Compensation” section of this proxy statement and the proxy statement for the 2022 annual meeting of stockholders.

	2022		2021
	CEO	Avg. Non-CEO NEOs	CEO	Avg. Non-CEO NEOs
Reported SCT Total ($)	2,365,485	1,318,952	3,014,296	1,017,299
Reported SCT Stock Award Value ($)	1,000,000	275,000	1,250,000	185,000
Reported SCT Option Award Value ($)	—	—	—	—
Year-end FV of Awards Granted in the Applicable FY ($)	(21,298)	(7,103)	93,960	15,055
Change in FV of Awards Granted in Prior Years that were Unvested as of Applicable FY End ($)	(358,584)	(155,197)	0	(53,125)
Change in FV of Awards Granted in Prior Years that Vested in the Applicable FY ($)	223,215	53,571	610,743	116,972
Change in Dividend Accrued in the Applicable FY ($)	21,393	7,183	28,763	5,398
Compensation Actually Paid ($)	1,230,211	942,406	2,497,763	916,599

Column (d). The following non-CEO named executive officers are included in the average figures shown for each covered year: Kirk Lusk and Tim Moura for 2022; and Kirk Lusk, Tim Moura, Sharon Binnun and Tim Johns for 2021.

Column (f). Calculated in the same manner as required under Item 201(e) of Regulation S-K, represents the cumulative total shareholder return (“TSR”) of Heritage for the measurement periods ending on December 31, 2022 and 2021, respectively, which illustrates the value, as of the last day of the applicable measurement period, of an investment of $100 in Heritage common stock on December 31, 2020.

Colum (h). Reflects “Net (Loss) Income” in our consolidated statements of operations included in our Annual Reports on Form 10-K for the years ended December 31, 2022 and 2021.

Relationship between Pay and Performance

The chart below provides an illustration of the relationship between CAP and the total shareholder return of Heritage. The amount of CAP to our CEO and the average amount of CAP to our NEOs as a group (excluding our CEO) is aligned with our cumulative TSR over the two years presented in the table.

The chart below provides an illustration of the relationship between CAP and net (loss) income. The amount of CAP to our CEO and the average amount of CAP to our NEOs as a group (excluding our CEO) is aligned with our net (loss) income over the two years presented in the table.

DIRECTOR COMPENSATION

The following table summarizes the annual compensation for our non-employee directors during 2022, pursuant to our non-employee director compensation policy. For 2022, pursuant to our non-employee director compensation policy, each non-employee director is entitled to an annual cash retainer of $125,000 and an annual grant of restricted stock with a value of $40,000 as of the grant date which shares will vest on the earlier of the one-year anniversary of the grant date and the day immediately prior to the next annual meeting of stockholders. In addition, (i) each member of a committee of the Board is entitled to an additional annual cash retainer of $2,500, (ii) each chair of a committee of the Board is entitled to an additional $5,000 annual cash retainer and (iii) the chair of the Board, to the extent the chair is a non-employee director, is entitled to an additional annual cash retainer of $20,000.

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Total ($)
Pete Apostolou	127,500	$56,000	183,500
Irini Barlas	135,000	$56,000	191,000
Mark Berset	125,000	$56,000	181,000
Steven Martindale(3)	73,800	$56,000	129,800
Nicholas Pappas	135,000	$56,000	191,000
Joseph Vattamattam	135,000	$56,000	191,000
Vijay Walvekar	130,000	$56,000	186,000

(1)	Mr. Whiting was appointed to the Board in March 2023 and therefore is not included in this table.
(2)

Includes a $16,000 prorated restricted stock awards granted on January 21, 2022 and an annual restricted stock awards granted on June 23, 2022 pursuant to the non-employee director compensation program. The amounts in the “Stock Awards” column reflect the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718. For additional information on the valuation assumptions regarding the fiscal 2022 grants, refer to Note 23 to our financial statements for the year ended December 31, 2022, which are included in our Annual Report on Form 10-K filed with the SEC.

(3)	Steven Martindale retired from our Board in August 2022, and therefore his restricted stock awards were forfeited upon his retirement and his retainer fees paid reflect a prorated amount.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board consists of three non-employee directors, Irini Barlas, Joseph Vattamattam and Vijay Walvekar, each of whom the Board has determined to be an independent director as defined in the rules of the NYSE. The Audit Committee is a standing committee of the Board and operates under a written charter adopted by the Board, which is available at www.heritagepci.com on the “Investors” page listed as “Governance Documents” under the heading “Corporate Governance.” Among its other functions, the Audit Committee has the authority and responsibility to retain and terminate the engagement of the Company’s independent registered public accounting firm (the “independent auditors”).

Management is responsible for the Company’s internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

During 2022, at each of its meetings, the Audit Committee met with the senior members of the Company’s financial management team and the independent auditors. The Audit Committee’s agenda is established by the Audit Committee’s chair and senior members of the Company’s financial management team. The Audit Committee met in private sessions with the Company’s independent auditors at certain of its meetings, and also separately with the Company’s head of internal audit, without management representation, to discuss financial management, accounting and internal control matters. The Audit Committee has reviewed and discussed with management and the independent auditors the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the consolidated financial statements. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee discussed with the independent auditors those matters required to be discussed by the auditors under the rules adopted by the Public Company Accounting Oversight Board.

The Company’s independent auditors also provided to the Audit Committee the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence. The Audit Committee discussed with the independent auditors that firm’s independence and considered whether the non-audit services provided by the independent auditors are compatible with maintaining their independence.

Based on the Audit Committee’s discussion with management and the independent auditors, and the Audit Committee’s review of the representation of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended that the Board include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

Submitted by the Audit Committee of the Board of Directors, April 27, 2023 Irini Barlas (Chairwoman) Joseph Vattamattam Vijay Walvekar

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this proxy statement, in whole or in part, the Audit Committee Report above shall not be incorporated by reference into this proxy statement.

FEES BILLED FOR SERVICES RENDERED BY INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The approximate fees billed by Plante & Moran for 2022 and 2021 are set forth below:

Fees	Fiscal Year Ended December 31, 2022 ($)	Fiscal Year Ended December 31, 2021 ($)
Audit Fees(1)	1,135,041	1,048,686
Audit-Related Fees(2)	—	67,155
Tax Fees	—	—
All Other Fees	—	—

Total	1,135,041	1,115,841

(1)

Audit fees include fees billed for professional services rendered and related travel costs for the audit of our annual consolidated financial statements, the review of the interim consolidated financial statements included in our quarterly reports, and other related services that are normally provided in connection with statutory and regulatory filings. Audit fees include the review of periodic filings with the SEC.

(2)

Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” These services include attest services related to financial reporting that are not required by statute or regulation, and consultations concerning financial accounting and reporting standards.

The Audit Committee has adopted certain policies and procedures regarding permitted audit and non-audit services and the annual pre-approval of such services. Each year, the Audit Committee will ratify the types of audit and non-audit services of which management may wish to avail itself, subject to pre-approval of specific services. Each year, management and the independent registered public accounting firm will jointly submit a pre-approval request, which will list each known and/or anticipated audit and non-audit services for the upcoming calendar year and which will include associated budgeted fees. The Audit Committee will review the requests and approve a list of annual pre-approved non-audit services. Any additional interim requests for additional non-audit services that were not contained in the annual pre-approval request will be approved during quarterly Audit Committee meetings. Plante & Moran did not perform non-audit services for the Company in 2022, however the approval of such services if necessary in the future would follow the policies and procedures described above.

All services provided by Plante & Moran during the fiscal year ended December 31, 2022 and December 31, 2021 were approved by the Audit Committee.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a description of transactions since January 1, 2021, to which we have been a party, in which the amount involved exceeds the lesser of $120,000 and 1% of our average total assets at year-end for the last two fiscal years, and in which any of our directors, executive officers or greater than 5% stockholders, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest. We have entered into such transactions in the ordinary course of business.

Employment of Kevin Widdicombe

Kevin Widdicombe, the son of Richard Widdicombe, our Chairman, joined the Company in July 2013 as a Risk Modeling Analyst. His current role at Heritage is BI Analyst. Mr. K. Widdicombe holds a bachelor’s degree in Risk Management and Insurance from Florida State University. Mr. K. Widdicombe reports directly to the Data Warehouse Manager. In 2022 and 2021, Mr. K. Widdicombe received total cash compensation of approximately $177,100 and $184,400, respectively. Mr. K. Widdicombe also participates in the Company’s benefit plans that are made available to all employees.

Relationship with Mark Berset

Mark Berset, a member of the Board, owns and is chief executive officer of Comegys Insurance Agency, Inc. (“Comegys”), an independent insurance agency that writes insurance policies for the Company. For the years ended December 31, 2022 and 2021, the Company paid agency commission to Comegys of approximately $572,624 and $840,180, respectively. The commissions received by Comegys were based upon standard industry rates consistent with those provided to the Company’s other insurance agencies. There are no arrangements or understandings between Mr. Berset and any other persons with respect to his appointment as a director.

OTHER INFORMATION

Stockholder Proposals for the 2024 Annual Meeting

If any stockholder intends to present a proposal to be considered for inclusion in the Company’s proxy materials in connection with the 2024 annual meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act, the proposal must be in proper form (per SEC Regulation 14A, Rule 14a-8) and received by the Secretary of the Company on or before December 31, 2023. Stockholder proposals and director nominations pursuant to the advance notice provision of the Company’s Bylaws to be presented at the 2024 annual meeting of stockholders which are not to be included in the Company’s proxy materials must be received by the Company no earlier than February 8, 2024, and no later than March 9, 2024, in accordance with the procedures in the Company’s Bylaws.

Stockholders providing notice to the Company under the SEC’s Rule 14a-19 who intend to solicit proxies in support of nominees submitted under the advance notice provision of the Company’s Bylaws for the 2024 annual meeting of stockholders must comply with the advance notice deadline set forth above, the requirements of the Company’s Bylaws and the additional requirements of Rule 14a-19(b).

Expenses of Solicitation

The Company pays the cost of preparing, assembling and mailing this proxy-soliciting material. The Company pays all costs of solicitation, including certain expenses of brokers and nominees who mail proxy materials to their customers or principals. We have engaged Georgeson LLC (“Georgeson”) as our proxy solicitor at an anticipated cost of approximately $12,500 plus reasonable out-of-pocket expenses. This estimate is subject to the final solicitation campaign approved by us and Georgeson.

“Householding” of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and other proxy materials with respect to two or more stockholders sharing the same address by delivering a single copy of the proxy statement and other proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides convenience for stockholders and cost savings for companies.

We have delivered only one copy of our proxy materials and other proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of our proxy statement (and any other proxy materials and documents sent therewith), as requested, to any stockholder at the shared address to which a single copy of these documents was delivered. Stockholders should contact their broker or, if a stockholder is a direct holder of shares of our common stock, they should submit their request to our transfer agent in writing addressed to: Computershare Investor Services, P.O. Box 30170, College Station, Texas 77842-3170. In addition, stockholders who currently receive multiple copies of our proxy statement and other proxy materials at their address and would like to request “householding” of their communications should contact their broker or, if a stockholder is a direct holder of shares of our common stock, they should submit a request to our transfer agent in writing at the address above.

ANNEX A

HERITAGE INSURANCE HOLDINGS, INC.

2023 OMNIBUS INCENTIVE PLAN

1. Purpose and Effective Date.

(a) Purpose. The Heritage Insurance Holdings, Inc. 2023 Omnibus Incentive Plan has two complementary purposes: (i) to attract and retain outstanding individuals to serve as officers, employees, directors and service providers; and (ii) to increase stockholder value. This Plan will provide participants incentives to increase stockholder value by offering the opportunity to acquire shares of the Company’s common stock, or receive monetary payments, on the potentially favorable terms that this Plan provides. In addition, the Plan is intended to advance the Company’s growth and success and to advance its interests by attracting and retaining well-qualified Non-Employee Directors upon whose judgment the Company is largely dependent for the successful conduct of its operations and by providing such individuals with incentives to put forth maximum efforts for the long-term success of the Company’s business.

(b) Effective Date. This Plan will become effective on, and Awards may be granted under this Plan on and after, the date this Plan is approved by the stockholders of the Company, by a vote sufficient to meet the requirements of Section 422 of the Code, Rule 16b-3 under the Exchange Act (if applicable), applicable requirements under the rules of any securities exchange or automated quotation system on which the Stock may be listed or quoted, and any other laws, regulations and obligations of the Company applicable to the Plan (the “Effective Date”).

2. Definitions. Capitalized terms used in this Plan have the meanings given below. Additional defined terms are set forth in other sections of this Plan.

(a) “10% Stockholder” means an Eligible Employee who, as of the date an ISO is granted to such individual, owns more than ten percent (10%) of the total combined voting power of all classes of Stock then issued by the Company.

(b) “Administrator” means (i) the Committee with respect to Participants other than Directors and (ii) the Board with respect to Participants who are Non-Employee Directors. In addition, subject to any limitations imposed by law and any restrictions imposed by the Committee, the Chief Executive Officer of the Company may act as the Administrator with respect to Awards made (or to be made) to employees who are not Section 16 Participants at the time such authority or responsibility is exercised.

(c) “Affiliate” means any entity that, directly or through one or more intermediaries, is controlled by, controls, or is under common control with the Company within the meaning of Code Sections 414(b) or (c), provided that, in applying such provisions, the phrase “at least 50 percent” shall be used in place of “at least 80 percent” each place it appears therein.

(d) “Award” means a grant of Options, Stock Appreciation Rights, Performance Shares, Performance Units, Restricted Stock, Restricted Stock Units, Deferred Stock Rights, Dividend Equivalents, an Annual Incentive Award, a Long-Term Incentive Award, or any other type of award permitted under the Plan.

(e) “Beneficial Ownership” (or derivatives thereof) shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act.

(f) “Board” means the Board of Directors of the Company.

(g) “Cause” shall mean conduct involving one or more of the following: (i) the substantial and continuing failure of the Participant, after notice thereof, to render services to the Company in accordance with the terms or requirements of his or her employment; (ii) disloyalty, gross negligence, willful misconduct, dishonesty, fraud or breach of fiduciary duty to the Company; (iii) deliberate disregard of the rules or policies of the Company, or breach of an employment or other agreement with the Company, which results in directs in direct or indirect loss, damage or injury to the Company; (iv) the unauthorized disclosure of any trade secret or confidential information of the Company; (v) the Participant’s conviction for a felony, as evidenced by a binding and final judgment, order or decree of a court of competent jurisdiction; (vi) the commission of an act which constitutes unfair competition with the Company or which induces any customer or supplier to breach a contract with the Company; or (vii) any conduct constituting “cause” as such term may be defined in the Participant’s employment or service agreement with the Company.

(h) “Change of Control” means the first to occur of any one of the following events:

(i) The acquisition by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (A) the then-outstanding Shares (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change of Control: (1) any acquisition directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate of the Company or (4) any acquisition by any corporation pursuant to a transaction that complies with Sections 2(h)(iii)(A) — 2(h)(iii)(C);

(ii) Any time at which individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(iii) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its Subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its Subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more Subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company, or an Affiliate of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(iv) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, for purposes of an Award that provides for the payment of deferred compensation that is subject to Code Section 409A, the definition of Change of Control herein shall be deemed amended to conform to the requirements of Code Section 409A to the extent necessary for the Award to comply with Code Section 409A.

(i) “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a specific provision of the Code includes any successor provision and the regulations promulgated under such provision.

(j) “Commission” means the United States Securities and Exchange Commission or any successor agency.

(k) “Committee” means the Compensation Committee of the Board (or a successor committee with the same or similar authority), or such other committee of the Board designated by the Board to administer the Plan. Unless otherwise determined by the Board, the Committee shall be composed of no fewer than two directors, each of whom is a “non-employee director” within the meaning of Rule 16b-3; provided that if no such committee shall be in existence at any time, the functions of the Committee shall be carried out by the Board.

(l) “Company” means Heritage Insurance Holdings, Inc., a Delaware corporation, or any successor thereto.

(m) “Deferred Stock Right” means the right to receive Stock or Restricted Stock at some future time.

(n) “Director” means a member of the Board, and “Non-Employee Director” means a Director who is not also an officer or an employee of the Company or an Affiliate.

(o) “Disability” means, except as otherwise determined by the Administrator and set forth in an Award agreement: (i) with respect to an ISO, the meaning given in Code Section 22(e)(3), and (ii) with respect to all other Awards, the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of at least twelve (12) months, as determined by the Administrator. The Administrator shall make the determination of Disability and may request such evidence of disability as it reasonably determines.

(p) “Dividend Equivalent” means payments (or an equivalent value payable in Shares or other property) equal to any dividends paid on Shares underlying an Award.

(q) “Eligible Employee” means any officer or other employee of the Company or of any Affiliate, or any individual that has agreed to become an officer or employee of the Company or an Affiliate.

(r) “Exchange Act” means the Securities Exchange Act of 1934, as amended. Any reference to a specific provision of the Exchange Act includes any successor provision and the regulations and rules promulgated under such provision.

(s) “Excluded Items” means any gains or losses from the sale of assets outside the ordinary course of business; any gains or losses from discontinued operations; any extraordinary gains or losses; the effects of accounting changes; any unusual, nonrecurring, transition, one-time or similar items or charges; the diluted impact of goodwill on acquisitions; and any other items specified by the Administrator.

(t) “Fair Market Value” means, per Share on a particular date: (i) the closing price on such date on the applicable stock exchange or, if no sales of Stock occur on the date in question, on the last preceding date on which there was a sale on such market; (ii) if the Shares are not listed on the applicable stock exchange, but are traded on another national securities exchange or on an over-the-counter market, the last sales price (or, if there is no last sales price reported, the average of the last bid and asked prices) for the Shares on the particular date, or on the last preceding date on which there was a sale of Shares on that exchange or market; or (iii) if the Shares are neither listed on a national securities exchange nor traded in an over-the-counter market, the price determined by the Administrator. The Administrator also shall establish the Fair Market Value of any other property. If an actual sale of a Share occurs on the market, then the Company may consider the sale price to be the Fair Market Value of such Share.

(u) “Incentive Award” means the right to receive a cash payment to the extent Performance Goals are achieved, and shall include “Annual Incentive Awards” as described in Section 10 and “Long-Term Incentive Awards” as described in Section 11.

(v) “Incentive Stock Option” or “ISO” mean an Option that meets the requirements of Code Section 422.

(w) “Inimical Conduct” means any act or omission that is inimical to the best interests of the Company or any Affiliate, as determined by the Administrator, including but not limited to: (i) violation of any employment, noncompete, confidentiality or other agreement in effect with the Company or any Affiliate, (ii) taking any steps or actions which would damage or negatively reflect on the reputation of the Company or an Affiliate, or (iii) failure to comply with applicable laws relating to trade secrets, confidential information or unfair competition.

(x) “Option” means the right to purchase Shares at a stated price for a specified period of time.

(y) “Participant” means an individual selected by the Administrator to receive an Award.

(z) “Performance Awards” means a Performance Share and Performance Unit, and any Award of Restricted Stock, Restricted Stock Units or Deferred Stock Rights the payment or vesting of which is contingent on the attainment of one or more Performance Goals.

(aa) “Performance Goals” means the following categories (in all cases after taking into account any Excluded Items, as applicable), including in each case any measure based on such category:

(i)	Basic earnings per common share for the Company on a consolidated basis.

(ii)	Diluted earnings per common share for the Company on a consolidated basis.

(iii)	Total shareholder return.

(iv)	Fair Market Value of Shares.

(v)	Net sales.

(vi)	Cost of sales.

(vii)	Gross profit.

(viii)	Selling, general and administrative expenses.

(ix)	Operating income.

(x)	Earnings before interest and the provision for income taxes (EBIT).

(xi)	Earnings before interest, the provision for income taxes, depreciation, and amortization (EBITDA).

(xii)	Adjusted EBITDA.

(xiii)	Net operating ratio.

(xiv)	Gross premiums written.

(xv)	Net income.

(xvi)	Accounts receivable.

(xvii)	Inventories.

(xviii)	Trade working capital.

(xix)	Return on equity.

(xx)	Return on assets.

(xxi)	Return on invested capital.

(xxii)	Return on sales.

(xxiii)	Non-catastrophic claims incurred.

(xxiv)	Reinsurance costs.

(xxv)	Gross premiums earned.

(xxvi)	Economic value added, or other measure of profitability that considers the cost of capital employed.

(xxvii)	Free cash flow.

(xxviii)	Net cash provided by operating activities.

(xxix)	Net increase (decrease) in cash and cash equivalents.

(xxx)	Customer satisfaction.

(xxxi)	Market share.

(xxxii)	Quality.

The Performance Goals described in items (v) through (xxix) may be measured (A) for the Company on a consolidated basis, (B) for any one or more Affiliates or divisions of the Company and/or (C) for any other business unit or units of the Company or an Affiliate as defined by the Administrator at the time of selection, and will be calculated and adjusted as determined by the Administrator in its sole discretion.

In addition, the Administrator may designate other categories, including categories involving individual performance and subjective targets, not listed above.

Where applicable, the Performance Goals may be expressed, without limitation, in terms of attaining a specified level of the particular criterion or the attainment of an increase or decrease (expressed as absolute numbers, averages and/or percentages) in the particular criterion or achievement in relation to a peer group or other index. The Performance Goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be paid (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur).

(bb) “Performance Shares” means the right to receive Shares (including Restricted Stock) to the extent Performance Goals are achieved.

(cc) “Performance Unit” means the right to receive a payment valued in relation to a unit that has a designated dollar value or the value of which is equal to the Fair Market Value of one or more Shares, to the extent Performance Goals are achieved.

(dd) “Person” has the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof.

(ee) “Plan” means this Heritage Insurance Holdings, Inc. 2023 Omnibus Incentive Plan, as may be amended from time to time.

(ff) “Prior Plan” means the Heritage Insurance Holdings, Inc. Omnibus Incentive Plan, as amended as of the Effective Date.

(gg) “Prior Plan Award” means a grant of a Stock-based award under the Prior Plan.

(hh) “Restricted Stock” means a Share that is subject to a risk of forfeiture or a Restriction Period, or both a risk of forfeiture and a Restriction Period.

(ii) “Restricted Stock Unit” means the right to receive Shares, cash, other securities or other Awards in the future, with such future delivery of such Shares, cash, other securities or other Awards subject to a risk of forfeiture or restrictions on transfer, or both a risk of forfeiture and restrictions on transfer.

(jj) “Restriction Period” means the length of time established relative to an Award during which the Participant cannot sell, assign, transfer, pledge or otherwise encumber the Stock or Stock Units subject to such Award and at the end of which the Participant obtains an unrestricted right to such Stock or Stock Units.

(kk) “Retirement” means, except as otherwise determined by the Administrator and set forth in an Award agreement, termination of employment from the Company and its Affiliates (for other than Cause) on a date the Participant is then eligible to receive immediate early or normal retirement benefits under the provisions of any of the Company’s or its Affiliate’s retirement plans, or if the Participant is not covered under any such plan, on or after attainment of age fifty-five (55) and completion of ten (10) years of continuous service with the Company and its Affiliates or on or after attainment of age sixty-five (65) and completion of five (5) years of continuous service with the Company and its Affiliates.

(ll) “Rule 16b-3” means Rule 16b-3 promulgated by the Commission under the Exchange Act, or any successor rule or regulation thereto.

(mm) “Section 16 Participants” means Participants who are subject to the provisions of Section 16 of the Exchange Act.

(nn) “Share” means a share of Stock.

(oo) “Stock” means the Common Stock of the Company, par value of $0.0001 per share.

(pp) “Stock Appreciation Right” or “SAR” means the right to receive a payment equal to the appreciation of the Fair Market Value of a Share during a specified period of time.

(qq) “Stock Unit” means a right to receive a payment equal to the Fair Market Value of one Share.

(rr) “Subsidiary” means any corporation, limited liability company or other limited liability entity in an unbroken chain of entities beginning with the Company if each of the entities (other than the last entity in the chain) owns the stock or equity interest possessing more than fifty percent (50%) of the total combined voting power of all classes of stock or other equity interests in one of the other entities in the chain.

3. Administration.

(a) Administration. The Administrator shall administer this Plan. In addition to the authority specifically granted to the Administrator in this Plan, the Administrator has full discretionary authority to administer this Plan and all Awards, including but not limited to the authority to: (i) interpret the provisions of this Plan and any Award agreement; (ii) prescribe, amend and rescind rules and regulations relating to this Plan; (iii) correct any defect, supply any omission, or reconcile any inconsistency in this Plan, any Award or agreement covering an Award in the manner and to the extent it deems desirable to carry this Plan or such Award into effect; and

(iv) make all other determinations necessary or advisable for the administration of this Plan. All Administrator determinations shall be made in the sole discretion of the Administrator and are final and binding on all interested parties.

(b) Delegation to Other Committees or Officers. To the extent applicable law permits, the Board may delegate to another committee of the Board or to one or more officers of the Company, or the Committee may delegate to one or more officers of the Company, any or all of their respective authority and responsibility as an Administrator of the Plan; provided that no such delegation is permitted with respect to Stock-based Awards made to Section 16 Participants at the time any such delegated authority or responsibility is exercised unless the delegation is to another committee of the Board consisting entirely of directors who are “non-employee directors” within the meaning of Rule 16b-3. If the Board or the Committee has made such a delegation, then all references to the Administrator in this Plan include such other committee or one or more officers to the extent of such delegation.

(c) Indemnification. The Company will indemnify and hold harmless each member of the Board and the Committee, and each officer or member of any other committee to whom a delegation under Section 3(b) has been made, as to any acts or omissions with respect to this Plan or any Award to the maximum extent that the law and the Company’s certificate of incorporation and by-laws permit.

4. Eligibility. The Administrator (to the extent of its authority) may designate any of the following as a Participant from time to time: any Eligible Employee, any consultant or independent contractor engaged by the Company or an Affiliate to provide services, or any Non-Employee Director. The Administrator’s designation of a Participant in any year will not require the Administrator to designate such person to receive an Award in any other year. No individual shall have any right to be granted an Award, even if an Award was granted to such individual at any prior time, or if a similarly-situated individual is or was granted an Award under similar circumstances.

5. Types of Awards. Subject to the terms of this Plan, the Administrator may grant any type of Award to any Participant it selects, but only employees of the Company or a Subsidiary may receive grants of Incentive Stock Options. Awards may be granted alone or in addition to, in tandem with, or (subject to the prohibition on repricing set forth in Section 16(e)) in substitution for any other Award (or any other award granted under another plan of the Company or any Affiliate).

6. Shares Reserved under this Plan.

(a) Plan Reserve. Subject to adjustment as provided in Section 18, the number of Shares reserved for issuance under this Plan shall be equal to (i) 2,125,000 Shares, less (ii) one Share for every Share granted under the Prior Plan after March 3, 2023 and prior to the Effective Date, plus (iii) any Shares with respect to Awards and Prior Plan Awards that are forfeited, are canceled, expire unexercised, or are settled in cash following the Effective Date. The Shares reserved for issuance may be either authorized and unissued Shares or Shares reacquired at any time and now or hereafter held as treasury stock.

(b) Incentive Stock Option Award Limits. Subject to adjustment as provided in Section 18, the Company may issue an aggregate of a number of Shares equal to 2,125,000 upon the exercise of Incentive Stock Options.

(c) Replenishment of Shares Under this Plan. If (i) an Award or Prior Plan Award lapses, expires, terminates or is cancelled without the issuance of Shares under the Award or Prior Plan Award (whether due currently or on a deferred basis), (ii) it is determined during or at the conclusion of the term of an Award or Prior Plan Award that all or some portion of the Shares with respect to which the Award or Prior Plan Award was granted will not be issuable on the basis that the conditions for such issuance will not be satisfied, (iii) Shares are forfeited under an Award or Prior Plan Award or (iv) Shares are issued under any Award or Prior Plan Award and the Company subsequently reacquires them pursuant to rights reserved upon the issuance of the Shares, then such Shares shall be recredited to the Plan’s reserve (in the same number as they depleted the reserve) and may again be used for new Awards under this Plan, but Shares recredited to the Plan’s reserve pursuant to clause (iv) may not be issued pursuant to Incentive Stock Options. Notwithstanding the foregoing, in no event shall the following Shares be recredited to the Plan’s reserve: Shares tendered or withheld in payment of the exercise price of an Option; Shares withheld to satisfy federal, state or local tax withholding obligations; and Shares purchased by the Company using proceeds from Option exercises. Upon exercise of a stock-settled SAR, each such stock-settled SAR originally granted shall be counted as one Share against the maximum aggregate number of Shares that may be issued pursuant to Awards granted under this Plan as provided in Section 6(a), regardless of the number of Shares actually issued upon settlement of such stock-settled SAR.

(d) Participant Limitations. To the extent the Company is subject to Code Section 162(m) and subject to adjustment as provided in Section 18, no Participant may be granted Awards that could result in such Participant:

(i) receiving Options for, and/or Stock Appreciation Rights with respect to, more than 1,000,000 Shares during any fiscal year of the Company;

(ii) receiving Awards of Restricted Stock (including any dividends paid thereon) and/or Restricted Stock Units (including any associated Dividend Equivalents) and/or Deferred Stock Rights (including any associated Dividend Equivalents) relating to more than 1,000,000 Shares during any fiscal year of the Company;

(iii) receiving Awards of Performance Shares, and/or Awards of Performance Units the value of which is based on the Fair Market Value of Shares, for more than 1,000,000 Shares during any fiscal year of the Company;

(iv) receiving Awards of Performance Units the value of which is not based on the Fair Market Value of Shares that would pay more than $5,000,000.00 during any fiscal year of the Company;

(v) receiving other Stock-based Awards pursuant to Section 11 relating to more than 1,000,000 Shares during any fiscal year of the Company;

(vi) receiving an Annual Incentive Award in any fiscal year of the Company that would pay more than $5,000,000.00; or

(vii) receiving a Long-Term Incentive Award in any fiscal year of the Company that would pay more than $5,000,000.00.

(e) Awards Under Prior Plan. On and after the Effective Date, no further awards will be made under the Prior Plan.

7. Options. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each Option, including but not limited to:

(a) Whether the Option is an Incentive Stock Option or a “nonqualified stock option” which does not meet the requirements of Code Section 422;

(b) The number of Shares subject to the Option;

(c) The date of grant, which may not be prior to the date of the Administrator’s approval of the grant;

(d) The exercise price, which may not be less than the Fair Market Value of the Shares subject to the Option as determined on the date of grant; provided that an Incentive Stock Option granted to a 10% Stockholder must have an exercise price at least equal to 110% of the Fair Market Value of the Shares subject to the Option as determined on the date of grant;

(e) The terms and conditions of exercise, including the manner and form of payment of the exercise price; provided that if the aggregate Fair Market Value of the Shares subject to all ISOs granted to a Participant (as determined on the date of grant of each such Option) that become exercisable during a calendar year exceed $100,000, then such ISOs shall be treated as nonqualified stock options to the extent such $100,000 limitation is exceeded; and

(f) The term; provided that each Option must terminate no later than ten (10) years after the date of grant and each Incentive Stock Option granted to a 10% Stockholder must terminate no later than five (5) years after the date of grant.

In all other respects, the terms of any Incentive Stock Option should comply with the provisions of Code Section 422 except to the extent the Administrator determines otherwise. If an Option that is intended to be an Incentive Stock Option fails to meet the requirements thereof, the Option shall automatically be treated as a nonqualified stock option to the extent of such failure.

8. Stock Appreciation Rights. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each SAR, including but not limited to:

(a) Whether the SAR is granted independently of an Option or relates to an Option;

(b) The number of Shares to which the SAR relates;

(c) The date of grant, which may not be prior to the date of the Administrator’s approval of the grant;

(d) The grant price, provided that the grant price shall not be less than the Fair Market Value of the Shares subject to the SAR as determined on the date of grant;

(e) The terms and conditions of exercise or maturity;

(f) The term, provided that each SAR must terminate no later than ten (10) years after the date of grant; and

(g) Whether the SAR will be settled in cash, Shares or a combination thereof.

If a SAR is granted in relation to an Option, then, unless otherwise determined by the Administrator, the SAR shall be exercisable or shall mature at the same time or times, on the same conditions and to the extent and in the proportion, that the related Option is exercisable and may be exercised or mature for all or part of the Shares subject to the related Option. Upon exercise of any number of SARs, the number of Shares subject to the related Option shall be reduced accordingly and such Option may not be exercised with respect to that number of Shares. The exercise of any number of Options that relate to a SAR shall likewise result in an equivalent reduction in the number of Shares covered by the related SAR.

9. Performance and Stock Awards. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each award of Restricted Stock, Restricted Stock Units, Deferred Stock Rights, Performance Shares or Performance Units, including but not limited to:

(a) The number of Shares and/or units to which such Award relates;

(b) Whether, as a condition for the Participant to realize all or a portion of the benefit provided under the Award, one or more Performance Goals must be achieved during such period as the Administrator specifies;

(c) The Restriction Period with respect to Restricted Stock or Restricted Stock Units and the period of deferral for Deferred Stock Rights;

(d) The performance period for Performance Awards;

(e) With respect to Performance Units, whether to measure the value of each unit in relation to a designated dollar value or the Fair Market Value of one or more Shares; and

(f) With respect to Restricted Stock Units and Performance Units, whether to settle such Awards in cash, in Shares, or a combination thereof.

Unless the Administrator shall otherwise provide, during the time Restricted Stock is subject to the Restriction Period, (1) Participants holding Shares of Restricted Stock may exercise full voting rights with respect to those Shares, and (2) the Participant shall have the right to receive any dividends paid with respect to such Shares, provided that such any dividends or other distributions paid or delivered with respect to such Shares of Restricted Stock shall be subject to the same conditions, restrictions and risk of forfeiture applicable to such Shares of Restricted Stock and shall not be paid currently but shall be accrued and paid within thirty (30) days of such time as all applicable restrictions lapse and the Restriction Period expires.

Except as otherwise provided in the Plan, at such time as all restrictions applicable to an Award of Restricted Stock, Deferred Stock Rights or Restricted Stock Units are met and the Restriction Period expires, ownership of the Stock subject to such restrictions shall be transferred to the Participant free of all restrictions except those that may be imposed by applicable law; provided that if Restricted Stock Units are settled in cash, then the payment shall be made to the Participant after all applicable restrictions lapse and the Restriction Period expires.

10. Annual Incentive Awards. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of an Annual Incentive Award, including but not limited to the Performance Goals, performance period, the potential amount payable, and the timing of payment, subject to the following: (a) the Administrator must require that payment of all or any portion of the amount subject to the Annual Incentive Award is contingent on the achievement of one or more Performance Goals during the period the Administrator specifies, although the Administrator may specify that all or a portion of the Performance Goals subject to an Award are deemed achieved upon a Participant’s death, Disability or Retirement, or such other circumstances as the Administrator may specify; and (b) the performance period must relate to a period of one fiscal year of the Company except that, if the Award is made in the year this Plan becomes effective, at the time of commencement of employment with the Company or on the occasion of a promotion, then the Award may relate to a period shorter than one fiscal year.

11. Long-Term Incentive Awards. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of a Long-Term Incentive Award, including but not limited to the Performance Goals, performance period, the potential amount payable, and the timing of payment, subject to the following: (a) the Administrator must require that payment of all or any portion of the amount subject to the Long-Term Incentive Award is contingent on the achievement of one or more Performance Goals during the period the Administrator specifies, although the Administrator may specify that all or a portion of the Performance Goals subject to an Award are deemed achieved upon a Participant’s death, Disability or Retirement, or such other circumstances as the Administrator may specify; and (b) the performance period must relate to a period of more than one fiscal year of the Company.

12. Dividends and Dividend Equivalents. In no event shall dividends or Dividend Equivalents be paid with respect to any Option or SAR. At the discretion of the Administrator, an Award (other than an Option or SAR) may provide the Participant with the right to receive dividends or Dividend Equivalents with respect to Shares subject to any such Award for dividends declared during the period that an Award is outstanding, provided, that, any such dividends or Dividend Equivalents shall be subject to the same vesting conditions, restrictions and risk of forfeiture as the underlying Award. Subject to the foregoing, any such dividends or Dividend Equivalents may be credited to an account for the Participant and may be settled in cash or Shares, as determined by the Administrator. Any such settlements, and any such crediting of dividends or Dividend Equivalents or reinvestment in Shares, may be subject to such further conditions, restrictions and contingencies as the Administrator shall establish, including the reinvestment of such credited amounts in stock equivalents or the withholding of such amounts, in each case subject to the same vesting conditions, restrictions and risk of forfeiture as the underlying Award.

13. Other Stock-Based Awards. Subject to the terms of this Plan, the Administrator may grant to Participants other types of Awards, which shall be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, Shares, either alone or in addition to or in conjunction with other Awards, and payable in Stock or cash. Without limitation, such Award may include the issuance of unrestricted Shares (which may be awarded as payment of director fees, in lieu of cash compensation to which a Participant is otherwise entitled, in exchange for cancellation of a compensation right, as a bonus, upon the attainment of Performance Goals or otherwise) or rights to acquire Stock from the Company. The Administrator shall determine all terms and conditions of the Award, including but not limited to, the time or times at which such Awards shall be made, and the number of Shares to be granted pursuant to such Awards or to which such Award shall relate; provided that any Award that provides for purchase rights shall be priced at 100% of Fair Market Value on the date of grant of the Award; and provided further that the date of grant cannot be prior to the date the Administrator takes action to approve the Award.

14. Effect of Termination on Awards. If the Participant has in effect an employment, retention, change of control, severance or similar agreement with the Company or any Affiliate that governs the effect of the Participant’s termination of employment or service on the Participant’s Awards, then such agreement shall control. In any other case, except as otherwise provided by the Administrator in an Award agreement or as determined by the Administrator prior to or at the time of termination of a Participant’s employment or service, the following provisions shall apply upon a Participant’s termination of employment or service with the Company and its Affiliates.

(a) Termination of Employment or Service. If a Participant’s service with the Company and its Affiliates as an employee or Director ends for any reason other than (i) a termination for Cause or Inimical Conduct, (ii) Retirement, (iii) death or (iv) Disability, then:

(i) Any outstanding unvested Options or SARs shall be forfeited immediately upon such termination, and any outstanding vested Options or SARs shall be exercisable until the earlier of thirty (30) days following the Participant’s termination date and the expiration date of the Option or SAR under the terms of the applicable Award agreement.

(ii) All other Awards made to the Participant, to the extent not then fully earned or vested, shall terminate on the Participant’s last day of employment or service without payment therefor.

(b) Retirement of Employees. Upon Retirement of a Participant who is an employee:

(i) Any outstanding unvested Options or SARs shall be forfeited immediately upon Retirement, and any vested Options or SARs held by the Participant shall be exercisable to the extent they would have been exercisable as of the date of Retirement, and may be exercised until the earlier of the first anniversary of the date of Retirement or the last day of the term of the Option or SAR.

(ii) All outstanding Restricted Stock Units, Deferred Stock Rights and unvested Shares of Restricted Stock (in each case, that are not Performance Awards) that are subject to a Restriction Period on the Participant’s Retirement date shall automatically terminate and be forfeited as of the date of the Retirement.

(iii) All Performance Awards outstanding on the Participant’s Retirement date shall be paid in either unrestricted Shares or cash, as the case may be, following the end of the performance period and based on actual achievement, if any, of the Performance Goals established for such Awards, as if the Participant had not retired.

(iv) Any Incentive Awards held by the Participant shall be cancelled in exchange for a payment following the end of the performance period based on actual achievement, if any, of the Performance Goals established for such Award, but prorated based on the portion of the performance period that the Participant has completed at the time of Retirement.

(c) Death of Participant. If a Participant dies during employment with the Company and its Affiliates or while a Director:

(i) Any outstanding unvested Options or SARs shall be forfeited immediately upon such termination, and any outstanding vested Options or SARs shall be exercisable immediately to the extent they would have been exercisable on the date of the Participant’s death, and may be exercised until the earlier of the first anniversary of the date of the Participant’s death or the last day of the term of the Award.

(ii) Any outstanding Awards of Restricted Stock, Restricted Stock Units and Deferred Stock Rights (that are not Performance Awards) that are subject to a Restriction Period as of the date of the Participant’s death shall automatically terminate and be forfeited as of the date of death.

(iii) All Performance Awards outstanding on the date of the Participant’s death shall be paid in either unrestricted shares of Stock or cash, as the case may be, following the end of the performance period and based on actual achievement, if any, of the Performance Goals established for such Awards, as if the Participant had not died, but prorated based on the portion of the performance period that the Participant has completed at the time of death.

(iv) Any Incentive Awards held by the Participant shall be cancelled in exchange for a payment following the end of the performance period based on actual achievement, if any, of the Performance Goals established for such Award, but prorated based on the portion of the performance period that the Participant has completed at the time of death.

(d) Disability of Participant. If a Participant’s employment with the Company and its Affiliates or service as a Director terminates due to a Disability, then:

(i) Any outstanding unvested Options or SARs shall be forfeited immediately upon such termination, and any outstanding vested Options or SARs shall be exercisable immediately to the extent they would have been exercisable on the date of termination, and may be exercised until the earlier of the first anniversary of the date of termination or the last day of the term of the Option or SAR.

(ii) Any outstanding Awards of Restricted Stock, Restricted Stock Units and Deferred Stock Rights (that are not Performance Awards) that are subject to a Restriction Period as of the Participant’s date of termination shall automatically terminate and be forfeited as of the date of such termination.

(iii) All Performance Awards outstanding on the date of such termination shall be paid in either unrestricted shares of Stock or cash, as the case may be, based on actual achievement, if any, of the Performance Goals established for such Award as of the date of such termination, but prorated based on the portion of the performance period that the Participant has completed at the time of termination.

(iv) Any Incentive Awards held by the Participant shall be cancelled in exchange for a payment following the end of the performance period based on actual achievement, if any, of the Performance Goals established for such Award, but prorated based on the portion of the performance period that the Participant has completed at the time of termination.

(e) Termination for Cause or Inimical Conduct. Unless otherwise provided by the Administrator, notwithstanding any provisions of this Plan or an Award agreement to the contrary, a Participant’s Award shall be immediately cancelled and forfeited, regardless of vesting, and any pending exercises shall be cancelled, on the date that: (i) the Company or an Affiliate terminates the Participant’s employment or service for Cause,

(ii) the Administrator determines that the Participant’s employment or service could have been terminated for Cause if the Company or Affiliate had all relevant facts in its possession as of the date of the Participant’s termination, or (iii) the Administrator determines the Participant has engaged in Inimical Conduct. The Administrator may suspend all exercises or delivery of cash or Shares (without liability for interest thereon) pending its determination of whether the Participant has been or should have been terminated for Cause or has engaged in Inimical Conduct.

(f) Other Stock-Based Awards. The Administrator shall have the discretion to determine, at the time an Award is made, the effect of the Participant’s termination of employment or service with the Company and its Affiliates on other Stock-based Awards.

(g) No Effect on Deferred Compensation Elections. Notwithstanding the foregoing, none of the foregoing provisions of this Section 14 shall override the terms of, or any Participant elections under, any deferred compensation arrangements that relate to the deferral or distribution of Awards or other amounts that are subject to Code Section 409A.

15. Transferability.

(a) Restrictions on Transfer. No Award (other than unrestricted Shares), and no right under any such Award, shall be assignable, alienable, saleable, or transferable by a Participant otherwise than by will or by the laws of descent and distribution, unless and to the extent the Administrator allows a Participant to: (i) designate in writing a beneficiary to exercise the Award after the Participant’s death; or (ii) transfer an Award.

(b) Restrictions on Exercisability. Each Award, and each right under any Award, shall be exercisable during the lifetime of the Participant only by such individual or, if permissible under applicable law, by such individual’s guardian or legal representative.

16. Termination and Amendment of Plan; Amendment, Modification or Cancellation of Awards.

(a) Term of Plan. Unless the Board or Committee earlier terminates this Plan pursuant to Section 16(b), this Plan will terminate on the date all Shares reserved for issuance have been issued. If the term of this Plan extends beyond ten (10) years from the Effective Date, no Incentive Stock Options may be granted after such time unless the stockholders of the Company have approved an extension of this Plan for such purpose.

(b) Termination and Amendment. The Board or the Committee may amend, alter, suspend, discontinue or terminate this Plan at any time, subject to the following limitations:

(i) the Board must approve any amendment of this Plan to the extent the Company determines such approval is required by: (A) prior action of the Board, (B) applicable corporate law, or (C) any other applicable law;

(ii) stockholders must approve any amendment of this Plan to the extent the Company determines such approval is required by: (A) Section 16 of the Exchange Act, (B) the Code, (C) the listing requirements of any principal securities exchange or market on which the Shares are then traded, or (D) any other applicable law; and

(iii) stockholders must approve any of the following Plan amendments: (A) an amendment to increase any number of Shares specified in Section 6(a) or 6(b) or the limits set forth in Section 6(e) (except as permitted by Section 18), (B) an amendment to expand the group of individuals that may become Participants, or (C) an amendment that would diminish the protections afforded by Section 16(e).

(c) Amendment, Modification, Cancellation and Disgorgement of Awards.

(i) Subject to the requirements of the Plan, including the limitations of Section 16(e), the Administrator may modify, amend or cancel any Award or waive any restrictions or conditions applicable to any Award or the exercise of the Award, provided that any modification or amendment that materially diminishes the rights of the Participant, or the cancellation of the Award, shall be effective only if agreed to by the Participant or any other person(s) as may then have an interest in the Award, but the Administrator need not obtain Participant (or other interested party) consent for the modification, amendment or cancellation of an Award pursuant to the provisions of subsection (ii) or Section 18 or as follows: (A) to the extent the Administrator deems such action necessary to comply with any applicable law or the listing requirements of any principal securities exchange or market on which the Shares are then traded; (B) to the extent the Administrator deems necessary to preserve favorable accounting or tax treatment of any Award for the Company; or (C) to the extent the Administrator determines that such action does not materially and adversely affect the value of an Award or that such action is in the best interest of the affected Participant or any other person(s) as may then have an interest in the Award. Notwithstanding the foregoing, unless determined otherwise by the Administrator, any such amendment shall be made in a manner that will enable an Award intended to be exempt from Code Section 409A to continue to be so exempt, or to enable an Award intended to comply with Code Section 409A to continue to so comply.

(ii) Notwithstanding anything to the contrary in an Award agreement, the Administrator shall have full power and authority to terminate or cause the Participant to forfeit an Award, and require the Participant to disgorge to the Company any gains attributable to the Award, if the Participant engages in any action that constitutes a breach of any nonsolicitation, noncompete or confidentiality covenant under the Participant’s employment agreement or other written agreement with the Company; or, after the Participant is no longer employed by the Company or any Affiliate:

(A) soliciting, with respect to any of the services or products that the Company or any Affiliate then provides to customers, any person or entity whom the Participant knows to be a customer of the Company or any Affiliate, or whose business the Participant solicited on behalf of the Company or any Affiliate while employed by it,

(B) soliciting or hiring any person who is then an employee of the Company or an Affiliate, or

(C) taking any action that, in the judgment of the Administrator, is not in the best interests of the Company or an Affiliate.

(iii) Any Awards granted pursuant to this Plan, and any Stock issued or cash paid pursuant to an Award, shall be subject to (A) any equity holding, stock ownership or similar policies adopted by the Company from time to time and (B) any equity holding, stock ownership or similar requirements made applicable by law, regulation or listing standards applicable to the Company from time to time. Furthermore, if required by any Company policy, the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 or any Commission rule or other applicable laws, regulations or listing standards relating to recoupment, clawback, repayment or forfeiture, each Participant’s Award shall be conditioned on recoupment, clawback, repayment or forfeiture in accordance with such applicable Company policy, laws, regulations or listing standards, and any relevant provisions in the related Award agreement. Nothing in this Plan shall prevent a Participant from exercising any legally protected whistleblower rights, including pursuant to Section 21F of the Exchange Act or the rules thereunder.

(iv) Unless the Award agreement specifies otherwise, the Administrator may cancel any Award at any time if the Participant is not in compliance with all applicable provisions of the Award agreement and the Plan.

(d) Survival of Authority and Awards. Notwithstanding the foregoing, the authority of the Board and the Administrator under this Section 16 and to otherwise administer the Plan will extend beyond the date of this Plan’s termination. In addition, termination of this Plan will not affect the rights of Participants with respect to Awards previously granted to them, and all unexpired Awards will continue in force and effect after termination of this Plan except as they may lapse or be terminated by their own terms and conditions.

(e) Repricing and Backdating Prohibited. Notwithstanding anything in this Plan to the contrary, and except for the adjustments provided in Section 18, neither the Administrator nor any other person may (i) amend the terms of outstanding Options or SARs to reduce the exercise price of such outstanding Options or SARs; (ii) cancel outstanding Options or SARs in exchange for Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs; or (iii) cancel outstanding Options or SARs with an exercise price above the current Share price in exchange for cash or other securities. In addition, the Administrator may not make a grant of an Option or SAR with a grant date that is effective prior to the date the Administrator takes action to approve such Award.

(f) Foreign Participation. To assure the viability of Awards granted to Participants employed or residing in foreign countries, the Administrator may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Administrator may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it determines is necessary or appropriate for such purposes. Any such amendment, restatement or alternative versions that the Administrator approves for purposes of using this Plan in a foreign country will not affect the terms of this Plan for any other country. All such supplements, amendments, restatements or alternative versions must comply with the provisions of Section 16(b).

In addition, if an Award is held by a Participant who is employed or residing in a foreign country and the amount payable or Shares issuable under such Award would be taxable to the Participant under Code Section 457A in the year such Award is no longer subject to a substantial risk of forfeiture, then the amount payable or Shares issuable under such Award shall be paid or issued to the Participant as soon as practicable after such substantial risk of forfeiture lapses (or, for Awards that are not considered nonqualified deferred compensation subject to Code Section 409A, no later than the end of the short-term deferral period permitted by Code Section 457A) notwithstanding anything in this Plan or the Award agreement to contrary.

(g) Code Section 409A. The provisions of Code Section 409A are incorporated herein by reference to the extent necessary for any Award that is subject to Code Section 409A to comply therewith.

17. Taxes.

(a) Withholding. In the event the Company or an Affiliate of the Company is required to withhold any Federal, state or local taxes or other amounts in respect of any income recognized by a Participant as a result of the grant, vesting, payment or settlement of an Award or disposition of any Shares acquired under an Award, the Company may deduct (or require an Affiliate to deduct) from wages or other payments of any kind otherwise due the Participant cash, or with the consent of the Committee, Shares otherwise deliverable or vesting under an Award, to satisfy such tax obligations. Alternatively, the Company may require such Participant to pay to the Company, in cash, promptly on demand, or make other arrangements satisfactory to the Company regarding the payment to the Company of the aggregate amount of any such taxes and other amounts. If Shares are deliverable upon exercise or payment of an Award, the Committee may permit a Participant to satisfy all or a portion of the Federal, state and local withholding tax obligations arising in connection with such Award by electing to (a) have the Company withhold Shares otherwise issuable under the Award, (b) tender back Shares received in connection with such Award or (c) deliver other previously owned Shares; provided that the number of Shares to be withheld shall be such number of Shares (rounded down to the next whole Share) with a Fair Market Value equal to the amount of such withholding tax obligations. If an election is provided, the election must be made on or before the date as of which the amount of tax to be withheld is determined and otherwise as the Committee requires. In any case, the Company may defer making payment or delivery under any Award if any such tax may be pending unless and until the Participant has fulfilled all obligations with respect to such tax in a manner which is satisfactory to the Company, as determined in the Company’s sole discretion.

(b) No Guarantee of Tax Treatment. Notwithstanding any provisions of the Plan, the Company does not guarantee to any Participant or any other Person with an interest in an Award that (i) any Award intended to be exempt from Code Section 409A shall be so exempt, (ii) any Award intended to comply with Code Section 409A or Code Section 422 shall so comply, (iii) any Award shall otherwise receive a specific tax treatment under any other applicable tax law, nor in any such case will the Company or any Affiliate indemnify, defend or hold harmless any individual with respect to the tax consequences of any Award.

(c) Participant Responsibilities. If a Participant shall dispose of Stock acquired through exercise of an ISO within either (i) two (2) years after the date the Option is granted or (ii) one (1) year after the date the Option is exercised (i.e., in a disqualifying disposition), such Participant shall notify the Company within seven (7) days of the date of such disqualifying disposition. In addition, if a Participant elects, under Code Section 83, to be taxed at the time an Award of Restricted Stock (or other property subject to such Code section) is made, rather than at the time the Award vests, such Participant shall notify the Company within seven (7) days of the date the Participant makes such an election.

18. Adjustment Provisions; Change of Control.

(a) Adjustment of Shares. If: (i) the Company shall at any time be involved in a merger or other transaction in which the Shares are changed or exchanged; (ii) the Company shall subdivide or combine the Shares or the Company shall declare a dividend payable in Shares, other securities or other property; (iii) the Company shall effect a cash dividend the amount of which, on a per Share basis, exceeds ten percent (10%) of the Fair Market Value of a Share at the time the dividend is declared, or the Company shall effect any other dividend or other distribution on the Shares in the form of cash, or a repurchase of Shares, that the Board determines by resolution is special or extraordinary in nature or that is in connection with a transaction that the Company characterizes publicly as a recapitalization or reorganization involving the Shares; or (iv) any other event shall occur, which, in the case of this clause (iv), in the judgment of the Board or Committee necessitates an adjustment to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, then the Administrator shall, in such manner as it may deem equitable to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, adjust as applicable: (A) the number and type of Shares subject to this Plan (including the number and type of Shares described in Section 6) and which may after the event be made the subject of Awards; (B) the number and type of Shares subject to outstanding Awards; (C) the grant, purchase, or exercise price with respect to any Award; and (D) the Performance Goals of an Award. In any such case, the Administrator may also (or in lieu of the foregoing) make provision for a cash payment to the holder of an outstanding Award in exchange for the cancellation of all or a portion of the Award (without the consent of the holder of an Award) in an amount determined by the Administrator effective at such time as the Administrator specifies (which may be the time such transaction or event is effective). However, in each case, with respect to Awards of Incentive Stock Options, no such adjustment may be authorized to the extent that such authority would cause this Plan to violate Code Section 422(b). Further, the number of Shares subject to any Award payable or denominated in Shares must always be a whole number. In any event, previously granted Options or SARs are subject only to such adjustments as are necessary to maintain the relative proportionate interest the Options and SARs represented immediately prior to any such event and to preserve, without exceeding, the value of such Options or SARs.

Without limitation, in the event of any reorganization, merger, consolidation, combination or other similar corporate transaction or event, whether or not constituting a Change of Control (other than any such transaction in which the Company is the continuing corporation and in which the outstanding Stock is not being converted into or exchanged for different securities, cash or other property, or any combination thereof), the Administrator may substitute, on an equitable basis as the Administrator determines, for each Share then subject to an Award and the Shares subject to this Plan (if the Plan will continue in effect), the number and kind of shares of stock, other securities, cash or other property to which holders of Stock are or will be entitled in respect of each Share pursuant to the transaction.

Notwithstanding the foregoing, in the case of a stock dividend (other than a stock dividend declared in lieu of an ordinary cash dividend) or subdivision or combination of the Shares (including a reverse stock split), if no action is taken by the Administrator, adjustments contemplated by this subsection that are proportionate shall nevertheless automatically be made as of the date of such stock dividend or subdivision or combination of the Shares.

(b) Issuance or Assumption. Notwithstanding any other provision of this Plan, and without affecting the number of Shares otherwise reserved or available under this Plan, in connection with any merger, consolidation, acquisition of property or stock, or reorganization, the Administrator may authorize the issuance or assumption of Awards under this Plan upon such terms and conditions as it may deem appropriate, subject to the listing requirements of any principal securities exchange or market on which the Shares are then traded.

(c) Change of Control. If the Participant has in effect an employment, retention, change of control, severance or similar agreement with the Company or any Affiliate that governs the effect of a Change of Control on the Participant’s Awards, then such agreement shall control. In all other cases, unless provided otherwise in an Award agreement or by the Administrator prior to the date of the Change of Control, in the event of a Change of Control:

(i) If the purchaser, successor or surviving corporation (or parent thereof) (the “Survivor”) so agrees, some or all outstanding Awards shall be assumed, or replaced with the same type of award with similar terms and conditions (including substantially similar economic terms), by the Survivor in the Change of Control transaction. If applicable, each Award which is assumed by the Survivor shall be appropriately adjusted, immediately after such Change of Control, to apply to the number and class of securities which would have been issuable to the Participant upon the consummation of such Change of Control had the Award been exercised, vested or earned immediately prior to such Change of Control, and other appropriate adjustments in the terms and conditions of the Award shall be made.

(ii) To the extent the Survivor in the Change of Control transaction does not agree to assume the Awards or issue replacement awards as provided in clause (i), then immediately prior to the date of the Change of Control:

(A) Each Option or SAR that is then held by a Participant who is employed by or in the service of the Company or an Affiliate shall become immediately and fully vested, and, unless otherwise determined by the Board or Committee, all Options and SARs shall be cancelled on the date of the Change of Control in exchange for a cash payment equal to the excess of the Change of Control price of the Shares covered by the Option or SAR that is so cancelled over the purchase or grant price of such Shares under the Award.

(B) Restricted Stock, Restricted Stock Units and Deferred Stock Rights (that are not Performance Awards) that are not then vested shall become immediately and fully vested.

(C) All Performance Awards and Annual and Long-Term Incentive Awards that are earned but not yet paid shall be paid upon the Change of Control, and all Performance Awards and Annual and Long-Term Incentive Awards for which the performance period has not expired shall be cancelled in exchange for a cash payment to be made within thirty (30) days after the Change of Control equal to the product of (1) the maximum value payable to the Participant under his Award and (2) a fraction, the numerator of which is the number of days after the first day of the performance period on which the Change of Control occurs and the denominator of which is the number of days in the performance period.

(D) All Dividend Equivalents that are not vested shall become immediately and fully vested and be paid in cash, and all other Awards that are not vested shall vest and if an amount is payable under such vested Award, such amount shall be paid in cash based on the value of the Award.

(iii) In the event that (1) the Survivor terminates the Participant’s employment or service without cause (as defined in the agreement relating to the Award or, if not defined therein, as defined by the Administrator) or (2) if the Participant has in effect an employment, retention, change of control, severance or similar agreement with the Company or any Affiliate that contemplates the termination of his or her employment or service for good reason, and the Participant terminates his or her employment or service for good reason (as defined in such agreement), in the case of either (1) or (2) within twelve (12) months following a Change of Control, then the following provisions shall apply to any assumed Awards or replacement awards described in paragraph (i) and any Awards not cancelled in connection with the Change of Control pursuant to paragraph (ii):

(A) Effective upon the date of the Participant’s termination of employment or service, all outstanding Awards or replacement awards automatically shall become immediately and fully vested; and

(B) With respect to Options or Stock Appreciation Rights, at the election of the Participant, such Awards or replacement awards shall be cancelled as of the date of such termination in exchange for a payment in cash and/or Shares (which may include shares or other securities of the Survivor) equal to the excess of the Fair Market Value of the Shares on the date of such termination covered by the portion of the Option or Stock Appreciation Right that has not been exercised over the exercise or grant price of such Shares under the Award; and

(C) With respect to Restricted Stock, Restricted Stock Units or Deferred Stock Rights, at the election of the Participant, such Awards or replacement awards shall be cancelled as of the date of such termination in exchange for a payment in cash and/or Shares (which may include shares or other securities of the Survivor) equal to the Fair Market Value of a Share on the date of such termination; and

(D) With respect to Performance Awards and Annual and Long-Term Incentive Awards that are earned but not yet paid, such Awards or replacement awards shall be paid upon the termination of employment or service, and with respect to Performance Awards and Annual and Long-Term Incentive Awards for which the performance period has not expired, such Awards shall be cancelled in exchange for a cash payment to be made within thirty (30) days after the date of termination equal to the product of (1) the maximum value payable to the Participant under his Award and (2) a fraction, the numerator of which is the number of days after the first day of the performance period on which the termination occurs and the denominator of which is the number of days in the performance period; and

(E) With respect to other Awards, such Awards or replacement awards shall be cancelled as of the date of such termination in exchange for a payment in cash in an amount equal to the value of the Award.

Notwithstanding anything to the contrary in the foregoing, if the Participant has a deferral election in effect with respect to any amount payable under this Section 18(c), such amount shall be deferred pursuant to such election and shall not be paid in a lump sum as provided herein. Notwithstanding the foregoing, with respect to amounts payable to a Participant (or the Participant’s beneficiary or estate) who is entitled to a payment hereunder because the Participant’s employment terminated as a result of death or Disability, or payable to a Participant who has met the requirements for Retirement (without regard to whether the Participant has terminated employment), no payment shall be made unless the Change of Control (as defined below) also constitutes a change of control within the meaning of Code Section 409A.

If the value of an Award is based on the Fair Market Value of a Share, Fair Market Value shall be deemed to mean the per share Change of Control price. The Administrator shall determine the per share Change of Control price paid or deemed paid in the Change of Control transaction.

(d) Application of Limits on Payments. Except as otherwise expressly provided in any agreement between a Participant and the Company or an Affiliate, if the receipt of any payment by a Participant under the circumstances described above would result in the payment by the Participant of any excise tax provided for in Section 280G and Section 4999 of the Code, then the amount of such payment shall be reduced to the extent required to prevent the imposition of such excise tax.

19. Miscellaneous.

(a) Other Terms and Conditions. The grant of any Award may also be subject to other provisions (whether or not applicable to the Award granted to any other Participant) as the Administrator determines appropriate, including, without limitation, provisions for:

(i) the payment of the purchase price of Options by delivery of cash or other Shares or other securities of the Company (including by attestation) having a then Fair Market Value equal to the purchase price of such Shares, or by delivery (including by fax) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the Shares and deliver the sale or margin loan proceeds directly to the Company to pay for the exercise price;

(ii) one or more means to enable Participants to defer the delivery of Shares or recognition of taxable income relating to Awards or cash payments derived from the Awards on such terms and conditions as the Administrator determines, including, by way of example, the form and manner of the deferral election, the treatment of dividends paid on the Shares during the deferral period or a means for providing a return to a Participant on amounts deferred, and the permitted distribution dates or events (provided that no such deferral means may result in an increase in the number of Shares issuable under this Plan);

(iii) restrictions on resale or other disposition of Shares; and

(iv) compliance with federal or state securities laws and stock exchange requirements.

(b) Employment and Service. The issuance of an Award shall not confer upon a Participant any right with respect to continued employment or service with the Company or any Affiliate, or the right to continue as a Director. Unless determined otherwise by the Administrator, for purposes of the Plan and all Awards, the following rules shall apply:

(i) a Participant who transfers employment between the Company and its Affiliates, or between Affiliates, will not be considered to have terminated employment;

(ii) a Participant who ceases to be employed by the Company or an Affiliate and immediately thereafter becomes a Non-Employee Director, a non-employee director of an Affiliate, or a consultant to the Company or any Affiliate shall not be considered to have terminated employment until such Participant’s service as a director of, or consultant to, the Company and its Affiliates has ceased; and

(iii) a Participant employed by an Affiliate will be considered to have terminated employment when such entity ceases to be an Affiliate.

Notwithstanding the foregoing, for purposes of an Award that is subject to Code Section 409A, if a Participant’s termination of employment or service triggers the payment of compensation under such Award, then the Participant will be deemed to have terminated employment or service upon his or her “separation from service” within the meaning of Code Section 409A. Notwithstanding any other provision in this Plan or an Award to the contrary, if any Participant is a “specified employee” within the meaning of Code Section 409A as of the date of his or her “separation from service” within the meaning of Code Section 409A, then, to the extent required by Code Section 409A, any payment made to the Participant on account of such separation from service shall not be made before a date that is six months after the date of the separation from service.

(c) No Fractional Shares. No fractional Shares or other securities may be issued or delivered pursuant to this Plan, and the Administrator may determine whether cash, other securities or other property will be paid or transferred in lieu of any fractional Shares or other securities, or whether such fractional Shares or other securities or any rights to fractional Shares or other securities will be canceled, terminated or otherwise eliminated.

(d) Offset. The Company shall have the right to offset, from any amount payable or stock deliverable hereunder, any amount that the Participant owes to the Company or any Affiliate without the consent of the Participant or any individual with a right to the Participant’s Award.

(e) Unfunded Plan. This Plan is unfunded and does not create, and should not be construed to create, a trust or separate fund with respect to this Plan’s benefits. This Plan does not establish any fiduciary relationship between the Company and any Participant or other person. To the extent any person holds any rights by virtue of an Award granted under this Plan, such rights are no greater than the rights of the Company’s general unsecured creditors. Income recognized by a Participant pursuant to an Award shall not be included in the determination of benefits under any employee pension benefit plan (as such term is defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended) or group insurance or other benefit plans applicable to the Participant which are maintained by the Company or any Affiliate, except as may be provided under the terms of such plans or determined by resolution of the Board.

(f) Requirements of Law and Securities Exchange. The granting of Awards and the issuance of Shares in connection with an Award are subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding any other provision of this Plan or any Award agreement, the Company has no liability to deliver any Shares under this Plan or make any payment unless such delivery or payment would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity, and unless and until the Participant has taken all actions required by the Company in connection therewith. The Company may impose such restrictions on any Shares issued under the Plan as the Company determines necessary or desirable to comply with all applicable laws, rules and regulations or the requirements of any national securities exchange.

(g) Restrictive Legends; Representations. All Shares delivered (whether in certificated or book entry form) pursuant to any Award or the exercise thereof shall bear such legends or be subject to such stop transfer orders as the Administrator may deem advisable under the Plan or under applicable laws, rules or regulations or the requirements of any national securities exchange. The Administrator may require each Participant or other Person who acquires Shares under the Plan by means of an Award to represent to the Company in writing that such Participant or other Person is acquiring the Shares without a view to the distribution thereof.

(h) Governing Law. This Plan, and all Awards hereunder, and all determinations made and actions taken pursuant to this Plan, shall be governed by the internal laws of the State of Delaware (without reference to conflict of law principles thereof) and construed in accordance therewith, to the extent not otherwise governed by the laws of the United States or as otherwise provided hereinafter. Any dispute or claim arising in connection with this Plan or any Award shall be resolved in the state or federal courts residing in the state of Florida, county of Pinellas. that have jurisdiction, and all Participants agree to submit to the exclusive jurisdiction of such courts.

(i) Construction. Whenever any words are used herein in the masculine, they shall be construed as though they were used in the feminine in all cases where they would so apply; and wherever any words are used in the singular or plural, they shall be construed as though they were used in the plural or singular, as the case may be, in all cases where they would so apply. Titles of sections are for general information only, and this Plan is not to be construed with reference to such titles.

(j) Severability. If any provision of this Plan or any Award agreement or any Award (a) is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or Award, or (b) would disqualify this Plan, any Award agreement or any Award under any law the Administrator deems applicable, then such provision should be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Administrator, materially altering the intent of this Plan, Award agreement or Award, then such provision should be stricken as to such jurisdiction, person or Award, and the remainder of this Plan, such Award agreement and such Award will remain in full force and effect.

Proposals — The Board of Directors recommend a vote FOR all the nominees listed, FOR Proposals X – X and for every X YEARS on Proposal X. 01 - Ernie Garateix 04 - Irini Barlas 07 - Joseph Vattamattam 02 - Richard Widdicombe 05 - Mark Berset 08 - Vijay Walvekar 03 - Panagiotis (Pete) Apostolou 06 - Nicholas Pappas 09 - Paul L. Whiting For Withhold For Withhold For Withhold 1 U P X Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 03T0OA + + recommends a vote FOR all the nominees listed and A FOR Proposals 2, 3 and 4. 1. Election of Directors: For Against Abstain Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. 2. Ratify the appointment of Plante & Moran, PLLC as the independent registered public accounting firm for fiscal year 2023. qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q 2023 Annual Meeting Proxy Card For Against Abstain 3. Approve the 2023 Omnibus Incentive Plan. 4. Approve, on an advisory basis, the compensation of our named executive officers. You may vote online or by phone instead of mailing this card. Online Go to www.investorvote.com/HRTG or scan the QR code — login details are located in the shaded bar below. Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/HRTG Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Your vote matters – here’s how to vote!

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/HRTG Notice of 2023 Annual Meeting of Stockholders Proxy Solicited by Board of Directors for Annual Meeting — June 7, 2023 Richard Widdicombe and Ernie Garateix (the “Proxies”), or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Heritage Insurance Holdings, Inc. to be held on June 7, 2023 or at any postponement or adjournment thereof.. Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR each of the director nominees, FOR the ratification of the appointment of Plante & Moran, PLLC as the independent registered public accounting firm for fiscal year 2023, FOR the approval of the 2023 Omnibus Incentive Plan, and FOR the approval, on an advisory basis, of the compensation of our named executive officers. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) Proxy — Heritage Insurance Holdings, Inc. qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q C Non-Voting Items + + Change of Address — Please print new address below. Comments — Please print your comments below. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting. The 2023 Annual Meeting of Stockholders of Heritage Insurance Holdings, Inc. will be held on June 7, 2023 at 10:00 a.m. (ET). Eastern Time, both virtually via the Internet at meetnow.global/MHGQ7DY and in person at the Grand Hyatt Tampa Bay, 2900 Bayport Dr., Tampa, Florida 33607. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. To attend the meeting in person, upon arrival, please present this admission ticket and photo identification at the registration desk.